Exhibit 4(d)11
THE MANUALLY EXECUTED COUNTERPARTS OF THIS FUEL LEASE ARE SERIALLY NUMBERED FROM 1 TO 20. NO SECURITY INTEREST IN, OR ASSIGNMENT OF, THIS FUEL LEASE MAY BE PERFECTED BY POSSESSION EXCEPT BY THE TRANSFER OF POSSESSION OF COUNTERPART NO. 1
COUNTERPART NO.   2

FUEL LEASE

--------------------

Dated as of February 7, 1989

Between

RIVER BEND FUEL SERVICES, INC.,
as Lessor

And
GULF STATES UTILITIES COMPANY,
as Lessee

Table of Contents

Section        Page

Parties	1

1.	Defined Terms 1

2.	Lease of Nuclear Fuel; Term 1

3.	Payments by Lessee; Net Lease; Independent Obligations of Lessee 2

4.	Payment of Fuel Costs by Lessor 4

5.	Allocation of Fuel Costs 5

6.	Title to Remain in Lessor; Fuel Management; Nuclear Fuel to be Personal Property and Used Only for Generation; Location; Contract Assignment 6

7.	Removals; Release to Lessee; Commingling; Substitution; Permanent Storage 7

8.	Payment of Impositions; Further Assurances 8

9.	Compliance with Legal and Insurance Requirements and with Instruments 9

10.	No Representation as to Nuclear Fuel; Possession and Use of Fuel 9

11.	Maintenance of the Nuclear Fuel 11

12.	Liens 11

13.	Permitted Contests 11

14.	Insurance 12

15.	Damage, Destruction or Malfunction 14

16.	Condemnation or Eminent Domain 15

17.	Terminating Events 16

18.	Conditions of Conveyance 20

19.	Lease Events of Default and Remedies 21

20.	Indemnification by Lessee 24

21.	Surrender; Acceptance of Surrender 25

22.	Estoppel Certificates; Information; Financial Information 25

23.	Inspection; Right to Enter Generating Facilities 26

24.	Right to Perform Lessee’s Covenants 26

25.	Representations, Warranties and Consents of Lessee 27

26.	Assignments 28

27.	No Merger 28

28.	Notices 28

29.	Amendments 29

30.	Severability; Waiver 29

31.	Special Considerations 29

32.	Assignment of Rights Under Nuclear Fuel Contracts and Assigned Agreements 30

33.	General 31

34.	Joint Ownership Agreement 32

Schedules

Schedule A --	Form of Fuel Company Expense Schedule

Schedule B --	Form of SLV Confirmation Schedule
Annex I --    Basic Rent Schedule
Annex II --     Nuclear Fuel Not in Heat Production

Schedule C --	Form of Vendor’s Bill of Sale

Schedule D --	Form of Fuel Schedule
Annex I -- Fuel Costs Payable
Part I to Annex II -- Contract Rights of Lessee to Nuclear Fuel
Part II to Annex II -- Description of Nuclear Fuel

Schedule E --	Form of Lessor’s Bill of Sale
Schedule F-1 -- Form of Assignment Agreement
Schedule F-2 -- Form of U.S. Government Assignment Agreement
Schedule G -- Form of Demand for Special Payment

FUEL LEASE
FUEL LEASE, dated as of February 7, 1989, between RIVER BEND FUEL SERVICES, INC., a Delaware corporation (“Lessor”), and GULF STATES UTILITIES COMPANY, a Texas corporation (“Lessee”).
W I T N E S S E T H:
Recital
With respect to certain of the Nuclear Fuel subject to this Fuel Lease, Lessee has hereby conveyed to Lessor and leased back or will convey to Lessor and lease-back either (a) an undivided interest (such undivided interest at the date of this Fuel Lease being 70%) in such Nuclear Fuel as a tenant in common under a Joint Ownership Participation and Operating Agreement described below or (b) a 100% interest in such Nuclear Fuel. The parties hereto acknowledge that: (i) this Fuel Lease relates only to Lessee’s interest in Nuclear Fuel for a Generating Facility, as that interest may change from time to time; (ii) nothing contained in this Fuel Lease shall be deemed to prohibit Lessee from conveying to any other person a portion of its undivided ownership interest in Nuclear Fuel for a Generating Facility, provided that the interest so conveyed is purchased from Lessor pursuant to the provisions of this Fuel Lease; and (iii) with respect to the Nuclear Fuel referred to in clause (a) above, the rights and remedies of Lessor and any person claiming through Lessor shall be subject to the provisions of said Joint Ownership Participation and Operating Agreement.
Lessor and Lessee hereby agree as follows:
Section 1.Defined Terms.

Terms defined in Exhibit A to the Trust Indenture, dated as of February 7, 1989 (the “Indenture”), between Lessor, as a Delaware corporation wholly owned by Manufacturers Hanover Trust Company solely in its capacity as owner trustee (the “Owner Trustee”), and United States Trust Company of New York, as trustee (the “Indenture Trustee”), shall, when used in this Fuel Lease (including the Schedules hereto), have the respective meanings defined in Exhibit A to the Indenture.
Section 2.Lease of Nuclear Fuel; Term.

(a)Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Nuclear Fuel for the term provided in this Fuel Lease and subject to the terms and provisions hereof.

(b)The term of this Fuel Lease shall commence at 12:01 A.M. New York City time on the date hereof and, unless sooner terminated pursuant to the provisions hereof, shall end at 12:00 midnight, New York City time, on January 31, 2039.

Section 3.Payments by Lessee; Net Lease; Independent Obligations of Lessee.

(a)Lessee covenants to pay to Lessor or to such Persons as Lessor may direct, on each Basic Rent Payment Date, the Basic Rent due for the preceding Basic Rent Period and to pay such Basic Rent to Lessor at such place as Lessor or such Persons may direct, prior to 11:00 A.M., New York City time, on such date. At least ten days before each Basic Rent Payment Date (except when such Basic Rent Payment Date is a Settlement Date, in which event as soon as practicable but not later than such Basic Rent Payment Date), Lessor shall deliver to Lessee (1) a completed Fuel Company Expense Schedule which lists the daily totals for the items shown on such Schedule that in the aggregate equal the Quarterly Financing Charge for the Basic Rent Period preceding such Basic Rent Payment Date and (2) an SLV Confirmation Schedule for such Basic Rent Period completed as to items 1, 4, and 5 thereof. Upon receipt of such Schedules, Lessee shall complete (i) the Basic Rent Schedule for such Basic Rent Period by calculating the Basic Rent for such Basic Rent Period as the sum of (x) the Burn-Up Charge and (y) that portion of Quarterly Financing Charge not allocated to Fuel Cost in accordance with Section 5 hereof and (ii) the SLV Confirmation Schedule affirming and acknowledging the SLV at the end of such Basic Rent Period. On the Basic Rent Payment Date, Lessee shall deliver to Lessor six copies of the signed and completed SLV Confirmation Schedule with the Basic Rent Schedule completed and attached as Annex I thereto and, if required by the SLV Confirmation Schedule, with Annex II to the SLV Confirmation Schedule completed and attached thereto. All Schedules, Annexes and Exhibits delivered by Lessee pursuant to the provisions of this Fuel Lease shall constitute representations of Lessee as to the accuracy of the matters contained therein. Insofar as such matters include estimates or projections by Lessee, Lessee shall make such estimates or projections in good faith and with a diligent application of engineering and accounting expertise. Lessee shall and may revise such estimates and projections from time to time in accordance with the standards of the preceding sentence.

(b)During the term of this Fuel Lease (or thereafter prior to any Settlement Date provided for in subsection 17(d) hereof), whether or not a Lease Event of Default or a Terminating Event shall have occurred, Lessor shall have the right, from time to time, to demand special payments (“Special Payments”) from Lessee in amounts sufficient to enable Lessor to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), its obligations hereunder and any other obligations and liabilities of Lessor if Lessor does not have, or cannot reasonably expect to have, from the issuance of the Notes and Additional Notes, from rentals or other payments made by Lessee and from amounts available to Lessor for disbursement from the Collateral Account, funds on hand sufficient to meet the Obligations and such other obligations and liabilities. Such demand shall be made by delivery of a certificate substantially in the form of Schedule G to this Fuel Lease. Lessee agrees, upon receipt of each such certificate, to unconditionally comply with all such demands therein in the amount and at the time (both amount and time being of the essence) and otherwise as set forth in that certificate; provided, however, that nothing contained therein shall require the payment by Lessee of any amounts in advance of the due date (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of the Obligations or the other obligations or liabilities with respect to which such demand is made. In the event of any failure by Lessee to make any Special Payment as requested by Lessor, then Lessor shall have all the rights, powers and remedies as in the case of failure to pay Basic Rent. Lessee shall have the right, upon the making of any Special Payment, to deliver to Lessor a Fuel Schedule reducing the SLV of Nuclear Fuel specified by it in such Fuel Schedule by an amount up to the amount of such Special Payment; provided, however, that no such reduction shall be made with respect to Special Payments relating to payments (other than those which have been paid as, or at the time are payable as, Burn-Up Charges) made in connection with (i) the indemnifications contained in the Basic Documents, (ii) fees, costs and expenses referred to in Sections 7.7 and 7.10 of the Indenture, (iii) amounts payable under Section 24 of the Fuel Lease, and (iv) any other amounts payable as a part of Daily Financing Charges. Lessee’s obligation to make a Special Payment shall not be contingent upon there being SLV of Nuclear Fuel equal to or in excess of such Special Payment.

(c)This Fuel Lease is a completely net lease; all costs and expenses, liabilities, obligations and responsibilities of every kind and nature relating to any and all of the Nuclear Fuel shall be paid and performed by Lessee, except as otherwise expressly provided in this Fuel Lease. Basic Rent, Special Payments and all other amounts payable by Lessee hereunder (including, without limitation, following a Terminating Event or a Lease Event of Default) shall be paid without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, it being the intention of the parties hereto that the obligations of Lessee hereunder shall be separate and independent covenants and agreements that the Basic Rent, Special Payments and all other amounts payable by Lessee hereunder shall be payable unconditionally in all events, and that the obligations of Lessee hereunder shall continue unaffected by any event whatsoever, unless the requirement to pay or perform the same shall have been modified or terminated pursuant to an express provision of this Fuel Lease; provided that nothing contained herein shall be deemed to prejudice Lessee’s rights and remedies against any person after having made payment hereunder. Except as expressly provided herein, Lessee waives all rights now or hereafter conferred by statute or otherwise (i) to quit, terminate, modify or surrender this Fuel Lease or Nuclear Fuel or any portion thereof or (ii) to any abatement, suspension, deferment, diminution or reduction of Basic Rent payable by Lessee hereunder. Lessee hereby waives, to the full extent permitted by law, any right it may now or hereafter have to require the sale, in mitigation of damages, of any Nuclear Fuel or any interest in any Assigned Agreement or any Partially Assigned Agreement.

(d)Subject to the provisions of Sections 13 hereof, Lessee agrees that it will promptly pay all Impositions, taxes, assessments, and other governmental charges and fees levied or assessed upon the interest of Lessee in the Nuclear Fuel and against Lessor on account of its acquisition, ownership or leasing of the Nuclear Fuel or any part thereof, including any net income, excess profits or franchise taxes against Lessor on or measured by any moneys payable hereunder or the net income therefrom (including any payments made pursuant to this sentence) and including any personal property taxes on the Nuclear Fuel and all other costs assessed against Lessor on account of its acquisition, ownership or leasing of the Nuclear Fuel, provided that this subsection 3(d) shall not be deemed to obligate Lessee to pay (A) any taxes, assessments and other governmental charges and fees paid or payable by or on behalf of Lessor as part of the Fuel Cost of any Nuclear Fuel or (B) any income taxes on fees payable to the Owner Trustee. Lessee further agrees to do, at its own expense, all things required to be done by Lessor in connection with the levy, assessment, billing or payment of any such taxes and is hereby authorized by Lessor to act for and on behalf of Lessor in any and all such respects, and to file, on behalf of Lessor, all required tax returns and reports (other than returns and reports in respect of income, excess profits or franchise taxes) concerning the Nuclear Fuel, the Assigned Agreements and the Partially Assigned Agreements.

(e)If any lien, encumbrance or charge of any kind or any judgment, decree or order of any court or other governmental authority (including, without limitation, any tax lien affecting the income of Lessor), whether or not valid, shall be asserted or entered which interferes with the due and timely payment of any sum payable hereunder, Lessee shall, on receipt of notice to that effect from Lessor, promptly take such legally permissible action as may be necessary to prevent or terminate such interference. Lessee shall indemnify and hold harmless Lessor, the Owner Trustee, and each Assignee from and against any and all losses and damages caused by any such interference.

(f)Unless otherwise provided herein or in the Basic Documents, all amounts payable hereunder to Lessor or any Assignee shall be made to such Person at the address designated for notices in Section 28 hereof, or otherwise designated by notice given by such Person, and such amounts shall be payable in Federal funds or in other funds immediately available at such address. All past due amounts payable under this Fuel Lease shall bear interest at a rate per annum equal to 1% plus the Prime Rate during the period from and including the due date until the date of repayment.

Section 4.Payment of Fuel Costs by Lessor.

(a)Whenever Lessee desires Lessor to pay any Fuel Costs, to acquire Nuclear Fuel from any Person, to pay a Manufacturer for any Fuel Cost, or to reimburse Lessee for any Fuel Cost, Lessee shall deliver to Lessor (i) three fully executed copies of a Fuel Schedule in the form of Schedule D to this Fuel Lease, setting forth in Annex I to such Fuel Schedule the Fuel Cost for which payment or reimbursement is desired and describing in Annex II to such Fuel Schedule the Nuclear Fuel to which such Fuel Cost is allocable and (ii) if Lessee or any other Person then has title to any of such Nuclear Fuel, a Vendor’s Bill of Sale with respect to such Nuclear Fuel executed by Lessee or the other Person, as appropriate. At such time as a Nuclear Fuel Contract provides for transfer of title to any Nuclear Fuel to Lessor or Lessee, as the case may be, for which a Fuel Schedule has been or is being submitted to Lessor, Lessee shall deliver or cause to be delivered to Lessor, and Lessor shall accept, a duly executed Vendor’s Bill of Sale with respect thereto or an invoice of sale or other instrument applicable to such Nuclear Fuel evidencing passage of title to Lessor, which Vendor’s Bill of Sale, invoice of sale or other instrument shall be in form and substance satisfactory to Lessor. Lessor and Lessee agree that any invoice of sale for services shall be in form and substance satisfactory to each of them, provided that such invoice relates to a Nuclear Fuel Contract which, in substance, provides that title to the Nuclear Fuel covered thereby passes no later than at delivery.

(b)Not later than ten Business Days after Lessor shall have received a Fuel Schedule hereunder (unless otherwise advised in such Fuel Schedule), Lessor shall cause the payment specified therein to be made out of the Collateral Account and shall redeliver to Lessee a copy of a Fuel Schedule executed by Lessor as advice of such payment and the date thereof; provided, however, that Lessor shall not be required to cause such payment to be made pursuant to this Section 4 (i) if a Terminating Event, a Lease Event of Default or an event which with the giving of notice or lapse of time or both would constitute a Terminating Event or a Lease Event of Default has occurred and is continuing, or (ii) to the extent that such proposed payment exceeds the amount of funds available to Lessor from the Collateral Account and to Lessor from the issuance of Notes and Additional Notes or from rentals or other amounts paid by Lessee hereunder at the time of such proposed payment or (iii) if such proposed payment relates to a Nuclear Fuel Contract between Lessee and a Manufacturer which has not theretofore been duly assigned (in form and substance satisfactory to Lessor) by Lessee to Lessor as an Assigned Agreement or a Partially Assigned Agreement and as to which assignment such Manufacturer has not theretofore consented (in form and substance satisfactory to Lessor).

Section 5.Allocation of Fuel Costs.

(a)Whenever any portion of any Fuel Cost cannot be allocated by Lessee as being applicable to specifically identifiable items of the Nuclear Fuel, such portion shall be prorated to all of the Nuclear Fuel on the basis of Lessee’s prudent business judgment consistent with generally accepted accounting principles. Any such proration of a portion of the Fuel Cost shall be shown on a Fuel Schedule to be delivered to Lessor. Whenever any portion of any Fuel Cost can be allocated by Lessee as being applicable to specifically identifiable items of the Nuclear Fuel, such portion shall be added to the Fuel Cost of such Nuclear Fuel and shown on a Fuel Schedule to be delivered to Lessor. Any factor used in any computation required to be made under this Fuel Lease shall be stated to an accuracy of ten decimal places.

(b)If on a Basic Rent Payment Date, no Terminating Event has occurred and no Lease Event of Default has occurred and is continuing and Lessee has not been notified that an event which with the giving of notice or lapse of time or both would constitute a Terminating Event or a Lease Event of Default has occurred and is continuing, Lessee may elect to include in the Fuel Cost of any Nuclear Fuel not in Heat Production the Quarterly Financing Charge allocable to such Nuclear Fuel as shown in Item 9 of the Basic Rent Schedule for such Basic Rent Payment Date, but only to the extent that the amount so included in the Fuel Cost of such Nuclear Fuel does not exceed the amount of funds available to Lessor from the

Collateral Account and to Lessor from the issuance of Notes and Additional Notes or from rentals or other amounts paid by Lessee hereunder. Lessee may not include in the Fuel Cost of any Nuclear Fuel in Heat Production any portion of the Quarterly Financing Charge which may be allocable to such Nuclear Fuel.

(c)Lessee shall maintain on a current basis for each item of Nuclear Fuel records which shall contain (i) the current SLV of each item of Nuclear Fuel, (ii) a statement of all adjustments or modifications to the SLV of each item of Nuclear Fuel and the reasons therefor, (iii) with respect to Nuclear Fuel not in Heat Production, its stage in the Nuclear Fuel Cycle, the Manufacturer or other Person in possession of such Nuclear Fuel and the location of such Nuclear Fuel, and (iv) copies of all Nuclear Fuel Contracts and copies of all consents to the assignment thereof to Lessor.

Section 6.Title to Remain in Lessor; Fuel Management; Nuclear Fuel to be Personal Property and Used Only for Generation; Location; Contract Assignment.

(a)Title to the Nuclear Fuel shall, as between Lessor and Lessee, be in Lessor and shall at no time, except as provided in Section 31(a) hereof, become vested in Lessee.

(b)Except as otherwise expressly limited by this Fuel Lease, Lessee shall have the exclusive right and lawful authority and shall be obligated to engage in Fuel Management and neither Lessor nor the Owner Trustee nor any Assignee shall have any obligation or responsibility in respect thereof. Until such time as a Lease Event of Default has occurred hereunder and Lessor has notified Lessee of the revocation of such power and authority, Lessee is hereby designated the lawful representative of Lessor in all dealings with Manufacturers and any regulatory agency having jurisdiction over the ownership, possession or utilization of the Nuclear Fuel. With respect to any Nuclear Fuel located at a Manufacturer’s facility, Lessee shall cause delivery thereof to be made to any other Manufacturer or to Lessor at any of the Generating Facilities, and Lessor (in the case of a delivery to Lessor), in turn, shall deliver the same to Lessee at such location.

(c)The Nuclear Fuel is personal property and Lessee shall, at its expense, take all such action as may be required to cause the Nuclear Fuel to retain its character as personal property. The Nuclear Fuel shall not become part of any real property on which it or any portion thereof may from time to time be situated, notwithstanding the means by which it is installed or attached thereto and notwithstanding any law or custom or the provisions of any lease, mortgage or other instrument applicable to any such real property and shall not become an accession to any personalty not leased hereunder. Lessee agrees to indemnify Lessor, the Owner Trustee, and each Assignee against, and to hold Lessor, the Owner Trustee, and each Assignee harmless from, all losses, costs and expenses resulting from any of the Nuclear Fuel becoming part of real property or becoming such an accession.

(d)Lessee represents and warrants to Lessor and the Owner Trustee that neither the Nuclear Fuel nor any part thereof shall constitute a facility for the transmission or sale of electric energy. Lessee agrees that all Nuclear Fuel will be utilized during its Heat Production stage exclusively in the Generating Facilities and with due care to prevent injury thereto or to persons or property.

(e)Lessee represents and warrants to Lessor that, at the Effective Date, the Nuclear Fuel will be located only in one or more of the States of Oklahoma, Louisiana, North Carolina, Kentucky, Ohio, and Tennessee. Lessee agrees that it will not permit any Nuclear Fuel to be located outside the continental United States. Lessee further agrees that (other than in transit) it will not permit any Nuclear Fuel to be taken into or remain in any State of the continental United States (except Tennessee) without first having taken all steps so that Lessor’s right, title and interest therein shall be duly perfected. Lessee further agrees that it will not permit any Nuclear Fuel to be taken into or remain in the State of Tennessee without first having notified Lessor in writing at least 30 days prior thereto and having taken all steps requested in writing by Lessor to protect Lessor’s right, title and interest therein. If title to any Nuclear Fuel passes to Lessor in the State of Tennessee and Lessee anticipates that any portion of such Nuclear Fuel will remain in Tennessee for more than 10 days after such passage of title, Lessee will give notice to Lessor, within 6 Business Days after such passage of title, of the amount of Nuclear Fuel in respect of which title has passed to Lessor in Tennessee.

(f)Except to the extent otherwise agreed to by Lessor, prior to obtaining pursuant to Section 4 hereof any payment by Lessor to a Manufacturer pursuant to a Nuclear Fuel Contract, Lessee shall deliver to Lessor an executed Assignment Agreement with respect to such Contract (thereafter an “Assigned Agreement” or a “Partially Assigned Agreement”), together with a Consent applicable thereto executed by the Manufacturer which is a party to said Contract.

Section 7.Removals; Release to Lessee; Commingling; Substitution; Permanent Storage.

(a)If no Lease Event of Default shall have occurred and be continuing, Lessee may during any stage of the Nuclear Fuel Cycle prior to the Heat Production stage move Nuclear Fuel to any Manufacturer’s facility for the purpose of having services performed thereon by executing and delivering to Lessor a Fuel Schedule; provided that no such action shall materially reduce the then fair market value of such Nuclear Fuel except as may be incidental to the Nuclear Fuel Cycle; and provided further that (i) such Nuclear Fuel shall be and remain the property of Lessor, except as contemplated by subsection 6(a) hereof, subject to this Fuel Lease (except as permitted by subsection 7(d) hereof), and (ii) all Legal Requirements and Insurance Requirements with respect to such move shall have been met and all necessary or advisable recordings, filings and registrations shall have been duly made in order to protect the validity and effectiveness of this Fuel Lease and the security interest created therein and in the Nuclear Fuel and the Nuclear Fuel Contracts under the Basic Documents. Lessee will continue to be obligated in respect of such Nuclear Fuel as provided in this Fuel Lease, will pay or cause to be paid all taxes and reasonable expenses incurred by Lessor, Lessee, the Owner Trustee or any Assignee by reason of such removal, and the indemnities contained in this Fuel Lease (including without limitation in Section 20 hereof) shall continue in full force and effect with respect to such Nuclear Fuel. The provisions of this subsection 7(a) shall be applicable to each subsequent removal of any such Nuclear Fuel from each place of relocation.

(b)At any time and from time to time, Lessee shall have the right to disengage any portion of the Nuclear Fuel from a reactor core or to remove it from Heat Production; provided, however, that before any portion of the Nuclear Fuel which had been engaged in a reactor core is permanently removed from any core and removed from Heat Production, Lessee shall cause such portion of the Nuclear Fuel to be released from this Fuel Lease in accordance with the provisions of subsection 7(c) hereof and provided further that any portion of the Nuclear Fuel which has been engaged in a reactor core and is permanently removed from Heat Production shall be released within 12 months after it has been so removed.

(c)Lessee may from time to time obtain the release from this Fuel Lease of a portion (but not all) of the Nuclear Fuel by executing and delivering to Lessor two copies of a Fuel Schedule and Annex II thereto and paying or causing to be paid to Lessor or any other Person entitled to receive such payment an amount equal to the SLV for such portion of the Nuclear Fuel, as shown on such Annex II thereto. Thereupon Lessor shall deliver to Lessee or any other Person designated by Lessee a Lessor’s Bill of Sale (including therein the release of any security interest under the Collateral Agreements in such portion of the Nuclear Fuel as is shown on Annex II thereto), and such portion of the Nuclear Fuel shall cease to be

Nuclear Fuel and shall cease to be subject to any provision of this Fuel Lease, the Collateral Agreements and the Basic Documents (other than any indemnities contained therein).

(d)Notwithstanding any provision of this Fuel Lease to the contrary, Nuclear Fuel may become subject to an Assigned Agreement or a Partially Assigned Agreement with a Manufacturer for services on such Nuclear Fuel which requires that title thereto be transferred to such Manufacturer and that such Nuclear Fuel be commingled with similar materials, with an obligation on such Manufacturer, upon completion of the services, to reconvey clear and unencumbered title to Nuclear Fuel of the amount and type customarily resulting from such services. Such Nuclear Fuel shall be deemed to be and remain leased hereunder while title thereto is in such Manufacturer, and any Nuclear Fuel delivered by such Manufacturer upon completion of its services shall be automatically leased hereunder in substitution for the Nuclear Fuel originally delivered to such Manufacturer. Upon such delivery to such Manufacturer and redelivery from such Manufacturer, Lessee shall deliver to Lessor each of the following (i) a Fuel Schedule and Annex II or Exhibits thereto and (ii) either (x) a receipt executed by such Manufacturer for such Nuclear Fuel or (y) a delivery invoice of such Manufacturer acknowledged by Lessee for such Nuclear Fuel, as the case may be.

(e)Whenever Nuclear Fuel is moved from one physical location to another physical location, and whenever Nuclear Fuel is moved from one stage of the Nuclear Fuel Cycle to another stage of the Nuclear Fuel Cycle, Lessee shall notify Lessor as to such movement and shall upon Lessor’s request execute and deliver to Lessor a Fuel Schedule and appropriate Annexes and Exhibits thereto reflecting such movement. At least 45 days prior to moving Nuclear Fuel into the state of Louisiana or any other state not listed in Section 6(e), Lessee shall notify Lessor as to such proposed movement.

(f)Any other provisions of this Fuel Lease to the contrary notwithstanding, provided that Lessor has not exercised its rights to sell such Nuclear Fuel after a Lease Event of Default and provided that Lessee has not surrendered such Nuclear Fuel pursuant to Section 19(b) hereof upon termination of this Fuel Lease, Lessee shall be obligated, at its expense, either to store, dispose of or reprocess Nuclear Fuel which has completed Heat Production. Lessee shall be entitled to choose whether to store, dispose of or reprocess the Nuclear Fuel at its discretion. If required by Lessee in connection with permanent storage, disposal or reprocessing of such Nuclear Fuel, Lessor will transfer title to such Nuclear Fuel to Lessee at Lessee’s request, pursuant to a Lessor’s Bill of Sale in the form of Schedule E hereto, and Lessor and Lessee shall execute a Fuel Schedule reflecting such transfer.

(g)When any assembly of Nuclear Fuel is no longer useful for Heat Production, Lessor shall be entitled to transfer title to such assembly of Nuclear Fuel to Lessee, pursuant to a Lessor’s Bill of Sale in the form of Schedule E hereto. A Fuel Schedule reflecting such transfer shall be executed and delivered by Lessor and Lessee.

Section 8.Payment of Impositions; Further Assurances.

(a)Subject to the provisions of Section 13 hereof, Lessee will pay all Impositions before any fine, penalty, interest or cost may be added for nonpayment, and will furnish to Lessor, upon request, copies of official receipts or other satisfactory proof evidencing such payment.

(b)Lessee, at its expense, shall execute, acknowledge, obtain and deliver from time to time such further counterparts of this Fuel Lease or such affidavits, certificates, Bills of Sale, financing and continuation statements, consents and other instruments as may be reasonably requested by Lessor in order to evidence the respective interests of Lessor, Lessee and any Assignee in this Fuel Lease, any

Nuclear Fuel, any Assigned Agreement and any Partially Assigned Agreement and in order to establish the character of the Nuclear Fuel as personal property and the security interest therein intended to be created by the Collateral Agreements, and shall, at its expense, cause such documents, if necessary or so requested by Lessor, to be recorded, filed or registered and to be rerecorded, refiled or reregistered in such manner and at such times and in such places as may be required by any present or future law applicable to this Fuel Lease, any Assigned Agreement or Partially Assigned Agreement or the Nuclear Fuel in order to perfect and preserve the validity of such interests or as may be reasonably requested by Lessor.

Section 9.Compliance with Legal and Insurance Requirements and with Instruments.

Subject to the provisions of Section 13 hereof, Lessee at its expense will promptly comply with (i) all Legal Requirements and Insurance Requirements necessary to maintain insurance with adequate limits, terms and conditions as required by this Fuel Lease, and (ii) any instruments, contracts or agreements affecting title to or ownership of the Nuclear Fuel, provided however that the foregoing shall not be construed to prevent Lessee from contesting such requirements so long as Lessor’s or any Assignee’s rights in the Nuclear Fuel or this Fuel Lease shall not be jeopardized.
Section 10.No Representation as to Nuclear Fuel; Possession and Use of Fuel.

(a)Any and all Nuclear Fuel to be leased hereunder is leased (i) as-is, where-is, and subject to the rights of any Person in possession thereof, the state of the title thereto and the rights of ownership therein, in each case as in existence when the same first become subject to this Fuel Lease, (ii) subject to all applicable Legal Requirements then or thereafter existing, and (iii) without representations and warranties, express or implied, of any kind by Lessor (except for the warranties of Lessor to be made pursuant to subsection 18(a) hereof), the Owner Trustee, any Assignee or any Person acting on behalf of any of them.

LESSEE ACKNOWLEDGES AND AGREES THAT THE TYPE AND DESIGN OF THE NUCLEAR FUEL HAS NOT BEEN SELECTED BY LESSOR, THE OWNER TRUSTEE, ANY ASSIGNEE OR ANY CREDIT PARTY, THAT NEITHER LESSOR, NOR THE OWNER TRUSTEE, NOR ANY ASSIGNEE NOR ANY CREDIT PARTY HAS SUPPLIED ANY SPECIFICATIONS WITH RESPECT TO THE MANUFACTURE OF ANY PORTION THEREOF AND THAT NEITHER LESSOR, NOR THE OWNER TRUSTEE, NOR ANY ASSIGNEE NOR ANY CREDIT PARTY NOR ANY PERSON ACTING ON BEHALF OF ANY THEREOF (i) IS A MANUFACTURER OF, OR DEALER IN, SPECIAL NUCLEAR MATERIAL OR SOURCE MATERIAL OF ANY KIND OR HAS ANY LICENSE TO USE OR POSSESS SUCH MATERIAL, (ii) HAS MADE ANY RECOMMENDATION, GIVEN ANY ADVICE OR TAKEN ANY OTHER ACTION WITH RESPECT TO (y) THE CHOICE OF ANY MANUFACTURER, VENDOR, PROCESSOR, DESIGNER, FABRICATOR, SUPPLIER OR TRANSPORTER OF, OR ANY OTHER CONTRACTOR WITH RESPECT TO, ANY NUCLEAR FUEL OR (z) ANY ACTION TAKEN OR TO BE TAKEN WITH RESPECT TO ANY NUCLEAR FUEL AT ANY STAGE OF THE NUCLEAR FUEL CYCLE, (iii) HAS AT ANY TIME HAD PHYSICAL POSSESSION OF ANY NUCLEAR FUEL OR MADE ANY INSPECTION THEREOF, OR (iv) HAS MADE OR, PURSUANT TO ANY PROVISION OF THIS FUEL LEASE OR OTHERWISE, IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER (EXCEPT FOR THE WARRANTIES OF LESSOR TO BE MADE PURSUANT TO SUBSECTION 18(A) HEREOF), EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OR REPRESENTATION THAT ANY NUCLEAR FUEL (x) WILL NOT RESULT IN INJURY OR DAMAGE TO PERSONS OR PROPERTY, (y) HAS BEEN PROPERLY DESIGNED

OR FABRICATED OR WILL ACCOMPLISH THE RESULTS WHICH LESSEE INTENDS THEREFOR, OR (z) IS SAFE IN ANY MANNER OR RESPECT.
NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED HAS BEEN OR IS MADE PURSUANT TO ANY PROVISION OF THIS FUEL LEASE OR OTHERWISE OR UNDER THE UNIFORM COMMERCIAL CODE OR ANY OTHER PRESENT OR FUTURE LAW BY LESSOR (EXCEPT FOR THE WARRANTIES OF LESSOR TO BE MADE PURSUANT TO SUBSECTION 18(A) HEREOF), THE OWNER TRUSTEE, ANY ASSIGNEE OR ANY CREDIT PARTY OR ANY PERSON ACTING ON BEHALF OF ANY OF THEM RELATING TO ANY NUCLEAR FUEL (INCLUDING WITHOUT LIMITATION, WITH RESPECT TO THE MERCHANTABILITY THEREOF OR THE FITNESS FOR A PARTICULAR PURPOSE THEREOF).
(b)So long as no Lease Event of Default has occurred and is continuing, Lessor hereby authorizes Lessee, at Lessee’s expense, to assert any and all claims, and to bring suits, actions and proceedings, in its own name or in the name of Lessor, in respect of any Manufacturer’s warranties or undertakings, express or implied, relating to any portion of the Nuclear Fuel and, so long as no Lease Event of Default has occurred and is continuing, to retain the proceeds of any such claims, suits, actions and proceedings.

(c)(i) Lessee shall investigate the state of the title to and rights of ownership in and possession of the Nuclear Fuel, and shall make or cause to be made any physical inspection of such Nuclear Fuel that Lessee deems necessary, and (ii) Lessee will not permit any such Nuclear Fuel to become subject to this Fuel Lease unless Lessee is satisfied with and has approved the same in writing for all purposes hereof. No approval by Lessee pursuant to this subsection 10(c) shall affect or impair any of Lessee’s rights under subsection 10(b) hereof or otherwise in respect of any Manufacturer’s or other Person’s warranties or undertakings.

(d)So long as no Lease Event of Default shall have occurred and be continuing, Lessee shall have exclusive possession and use of the Nuclear Fuel. Notwithstanding any other provision of this Fuel Lease, Lessee will not do or permit any act or thing to be done (i) which might impair the value or usefulness of the Nuclear Fuel or any part thereof (other than (y) in the normal usage thereof during Heat Production or (z) as may be incidental to the Nuclear Fuel Cycle) or (ii) which is contrary to any Legal Requirement or Insurance Requirement or (iii) which might impair the security interest of any Assignee in the Nuclear Fuel or in Lessor’s interest in this Fuel Lease.

Section 11.Maintenance of the Nuclear Fuel.

Lessee, at its own expense, will keep the Nuclear Fuel in good condition, promptly make or cause to be made in a workmanlike manner all necessary or appropriate repairs, replacements, renewals and Restoration thereof and arrange for proper Fuel Management. Lessee will be responsible for all actions and expenses necessary or appropriate for the proper acquisition, transportation, utilization, preservation, storage, disposal and safety of the Nuclear Fuel. Neither Lessor, nor the Owner Trustee, nor any Assignee shall be required to perform any construction, or to alter, repair, rebuild or replace the Nuclear Fuel, or to maintain, service or manage the Nuclear Fuel in any way or to engage in Fuel Management, and Lessee hereby expressly waives the right to perform any construction or to make such alterations or repairs to or effect any such Fuel Management at the expense of Lessor, the Owner Trustee, or any Assignee which may be provided for in any law now in effect or hereafter enacted.

Section 12.Liens.

Lessee will not directly or indirectly create or permit to be created or to remain, and will at its expense promptly discharge, any Lien with respect to the Nuclear Fuel, or upon Lessee’s leasehold interest therein or under this Fuel Lease (except that the lien of the First Mortgage Bond Indenture may, if it so provides, attach to Lessee’s said leasehold interest), or upon any amount payable by it under this Fuel Lease, other than (i) this Fuel Lease and any assignment hereof permitted by Section 26 hereof, (ii) Liens for Impositions not yet payable or being contested as permitted by Section 13 hereof, (iii) Liens created in favor of any Assignee, including without limitation Liens arising from the Collateral Agreements and other liens, charges or encumbrances resulting from acts of Lessor or any Assignee, or Liens securing obligations of Lessor or any Assignee which Lessee is not obligated to pay or discharge under the terms of this Fuel Lease, (iv) Liens arising by operation of law of mechanics, laborers, materialmen, carriers, suppliers or vendors, or rights thereto, incurred in the ordinary course of business for sums of money which under the terms of the related contracts are not at the time due or being contested as permitted by Section 13 hereof, provided that such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles and policies shall have been made in respect thereof; and (v) the provisions of the Joint Ownership Agreement.
Section 13.Permitted Contests.

Lessee at its expense may contest after prior notice to Lessor, by appropriate legal proceedings conducted in good faith and with due diligence, any Legal Requirement, any Imposition or any Lien referred to in Section 12 hereof; provided, however, that all substantive actions of Lessee as authorized by this Section 13 shall be subject to the express prior written consent of Lessor, which consent shall not be unreasonably withheld; and provided further that such actions would not subject Lessee, Lessor, the Owner Trustee, and any Assignee to any criminal liability for failure to pay any such Imposition or to comply with any such Legal Requirement or any such Lien. Lessee will pay, and shall protect and save harmless Lessor, the Owner Trustee, and each Assignee and their respective officers, directors, incorporators, shareholders, direct or indirect controlling Persons or parents, partners, employees, agents and servants from and against all losses, judgments, decrees and costs, including reasonable attorneys’ fees and expenses, in connection with any contest conducted pursuant to this Section 13 and will, promptly after the final determination of such contest, pay and discharge the amounts which shall be imposed or determined to be payable therein, together with all penalties, costs and expenses incurred in connection therewith.
Section 14.Insurance.

(a)Lessee shall, at its own expense, procure and maintain nuclear liability insurance and indemnification agreements with respect to each of the Generating Facilities and the Nuclear Fuel insuring and indemnifying the respective interests of Lessor, Lessee, the Owner Trustee, each Assignee and each Credit Party, and all other covered persons to the full extent required, from time to time, under the Atomic Energy Act or any other applicable law, rule or regulation and to the extent that any additional coverage may be reasonably available and customarily carried in the nuclear utility industry. In the event the provisions of the Atomic Energy Act with respect to liability insurance or indemnification provided thereunder shall change (whether by legislation, judicial action or otherwise), then Lessee shall use its best efforts to obtain comparable insurance and indemnification agreements from governmental and/or private sources which are reasonably acceptable to Lessor, the Owner Trustee and any Assignee and which make such coverage available. As to any liability insurance in excess of the liability insurance provided for above, Lessee may self-insure to the extent customary in the nuclear utility industry.

(b)Lessee shall, at its own expense, procure and maintain physical damage insurance with respect to the Nuclear Fuel insuring Lessor, the Owner Trustee, each Assignee and each Credit Party, and all other covered persons against loss or damage to the Nuclear Fuel in an amount not less than the SLV thereof. Any such insurance may provide for such deductibles not in excess of $5,000,000 or such higher amounts as Lessee shall elect with the prior written consent of Lessor, the Owner Trustee and any Assignee, which consents shall not be unreasonably withheld (it being understood that all deductibles shall be for the account and at the risk of Lessee), may include the standard coinsurance provision contained in nuclear property insurance and may exclude the types of property and kinds of risks customarily included in and excluded from the standard coverage of such nuclear property insurance. Lessee may insure with respect to such physical damage insurance through public or private sources reasonably acceptable to Lessor. The insurance to be provided under this paragraph (b) may be furnished by Lessee under its blanket coverage for the Generating Facilities as a whole. Lessee may self‑insure with respect to physical damage insurance to the extent customary in the nuclear utility industry.

(c)In addition to the insurance required to be obtained under subsection 14(a) hereof, Lessee will at all times maintain insurance against third party liability on account of loss or damage to persons and properties (which insurance shall also insure Lessor, the Owner Trustee, each Assignee and each Credit Party on account of loss or damage caused by the Generating Facilities or Nuclear Fuel) in the manner (including, without limitation, by way of self‑insurance) usually maintained by companies engaged in comparable activities and which own or operate like properties.

(d)Any portion of the Nuclear Fuel in the possession of or to be delivered to any third party (including a Manufacturer) for transportation, storage, processing or other services, shall be covered by the insurance and indemnification agreements having the scope required by subsection 14(a) hereof to the extent available and Lessee shall cause to be maintained physical damage insurance in accordance with subsection 14(b) and liability insurance in the maximum amount available from time to time from American Nuclear Insurers and Mutual Atomic Energy Liability Underwriters jointly, or their successor organization, except as follows:

i.While the Nuclear Fuel is at or in the course of transportation to or from a gaseous diffusion enrichment facility, during which time the provisions of Section 170(d) of the Price-Anderson Act shall apply; and

ii.While the Nuclear Fuel is in any stage of the Nuclear Fuel Cycle prior to the beginning of its transportation to a gaseous diffusion enrichment facility, in which case the provisions of subsection 14(c) shall apply.

All insurance required under this subsection 14(d) shall insure or indemnify the respective interests of Lessee, Lessor, the Owner Trustee, each Assignee and each Credit Party, and other covered persons. Any other provision of this Fuel Lease to the contrary notwithstanding, if the insurance and indemnification agreements with respect to such portion of the Nuclear Fuel in the possession of or to be delivered to a third party for transportation, storage, processing or other services are not substantially in the form and amounts provided for in this subsection 14(d), Lessee shall be required to obtain a release of such portion of the Nuclear Fuel from this Fuel Lease in accordance with subsection 7(c) hereof.
(e)Lessee will provide Lessor with insurance certificates in respect of the insurance procured pursuant to the provisions of subsections 14(a), (b) and (c) hereof and will advise Lessor in writing of all expirations of policies, all renewals of policies and all endorsements issued by the insurers thereunder. Copies of such policies will be provided to Lessor and any Assignee or Credit Party upon request. On the commencement of the term of this Fuel Lease and annually thereafter, Lessee will furnish to Lessor a reasonably detailed statement as to the insurance coverage provided pursuant to subsections 14(a), (b) and (c) hereof. Lessee will further give prompt notice to Lessor and any Assignee as to any change in the nature of the insurers, coverages, amounts or terms of such insurance (including any change in the provisions of the Atomic Energy Act or any other applicable law, rule or regulation with respect to liability insurance or indemnification, or in the application, interpretation or enforcement thereof), which change could reasonably be expected to adversely affect Lessee, Lessor, the Owner Trustee, any Assignee or any Credit Party. Lessor, the Owner Trustee, each Assignee and each Credit Party, and other covered persons shall be respectively an insured and indemnitee (and, if possible, named as such) in all insurance policies and indemnification agreements maintained by Lessee as required under subsections 14(a), (b) and (c) hereof. All such policies and, where possible, indemnification agreements shall provide for at least 20 days’ written notice to Lessor, the Owner Trustee, and each Assignee or Credit Party prior to any cancellation and, if and to the extent possible, any material alteration of such policies and agreements, and shall provide that loss thereunder shall be payable to each Assignee as its interest may appear. Upon receipt of proceeds under any insurance policy or indemnification agreement, Lessee shall pay over to Lessor, each Assignee, each Credit Party, the Owner Trustee, and the other covered persons, the amount of their respective interests therein subject to any restrictions imposed by the Nuclear Regulatory Commission or any other governmental authority. Lessee shall deliver to Lessor, promptly upon Lessee’s receipt thereof, copies of each recommendation made by its unaffiliated insurance consultants as to the inadequacy of its existing insurance and indemnification coverage or as to any additional insurance or indemnification which is available to Lessee and which is required for the protection of the interests of Lessee, Lessor, each Assignee, each Credit Party, and the Owner Trustee in accordance with subsections 14(a), (b) and (c) hereof. Lessor shall have the right to require Lessee to deliver to Lessor a statement from an unaffiliated insurance consultant selected by Lessee and approved by Lessor (which approval shall not be unreasonably withheld) setting forth the insurance and indemnification obtained pursuant to subsections 14(a), (b) and (c) and stating, to the best of the consultant’s knowledge and belief, that the insurance and indemnification coverage maintained by Lessee complies with the requirements of subsections 14(a), (b) and (c). Such unaffiliated insurance consultant shall not incur any liability in connection with any such statement furnished pursuant to this subsection 14(e).

Section 15.Damage, Destruction or Malfunction.

(a)If an event resulting in any damage to, destruction of or malfunction of any or all of the Nuclear Fuel should occur, which damage or destruction is of such a nature as to prevent Heat Production by any Nuclear Fuel, Lessee will promptly advise Lessor and any Assignee as to such event and will, no later than 180 days after such event, give complete written notice thereof to Lessor and any Assignee, generally describing such event and such damage, destruction or malfunction and stating whether Restoration thereof can be completed within 24 months after such event. If such event affects all or substantially all of the Nuclear Fuel and such written notice by Lessee does not state that Restoration can be completed within 24 months, Lessor shall have the right to terminate this Fuel Lease by giving the notice provided for in subsection 17(a)(vi) hereof. If such event affects some but not all or substantially all of the Nuclear Fuel and Lessee’s written notice with respect thereto does not state that Restoration thereof can be completed within such 24 months, Lessee shall, within 180 days after such event, obtain the release pursuant to subsection 7(c) hereof of the Nuclear Fuel affected by such event. If Lessee shall state in its written notice that Restoration can be completed within 24 months after such event, it shall as promptly as practicable commence Restoration and shall complete the same no later than 24 months after such event, such Restoration to be at Lessee’s own expense and whether or not the insurance proceeds, if any, on account of such damage or destruction shall be sufficient for the purpose. Any such written notice that Restoration can be so completed shall be deemed a representation by Lessee to that effect. If at any time during said 24 month period such representation could not be reaffirmed, Lessee shall so notify Lessor and any Assignee and upon such notification Lessor may terminate this Fuel Lease by giving the notice provided for in subsection 17(a)(vi) hereof with the effect set forth in Section 17.

(b)If an event resulting in any damage to, destruction of or malfunction of operation of any or all of the Generating Facilities should occur, which event is of such a nature as to prevent Heat Production at such Generating Facility or Facilities, Lessee will promptly advise Lessor and any Assignee as to such event and will, no later than 180 days after such event, give complete written notice thereof to Lessor and any Assignee, generally describing such event and stating whether the repair or reconstruction thereof can be completed within 24 months after such event or, if such repair or reconstruction cannot be completed within 24 months, whether the Nuclear Fuel which was intended to have been engaged in Heat Production at the Generating Facilities where such event occurred (i.e., the Nuclear Fuel located in, and the Nuclear Fuel intended to be used within 24 months at, such Generating Facility or Facilities), can be relocated or reassigned within 24 months after such event to another Generating Facility and engaged in Heat Production within 24 months after such event. If such event affects all or substantially all of the Generating Facilities and such written notice by Lessee does not state that such repair, or reconstruction or relocation and engagement or reassignment can be completed within such 24 months, Lessor shall have the right to terminate this Fuel Lease by giving the notice provided for in subsection 17(a) (vi) hereof. If such event affects some but not all or substantially all of the Generating Facilities and Lessee’s written notice with respect thereto does not state that such repair or reconstruction or relocation and engagement or reassignment can be completed within such 24 months, Lessee, if so requested by Lessor, shall within 180 days after such event obtain the release pursuant to subsection 7(c) hereof of the Nuclear Fuel located in, and if no reassignment can be made the Nuclear Fuel intended to be used at, the Generating Facility or Facilities where such event occurred. If Lessee shall state in its notice that repair or reconstruction or relocation and engagement or reassignment can be completed within 24 months after such event, it shall promptly commence such repair or reconstruction or relocation and engagement or reassignment and shall complete the same no later than 24 months after such event, such repair or reconstruction or relocation and engagement or reassignment to be at Lessee’s own expense and whether or not the insurance proceeds, if any, on account of such damage, destruction or malfunction shall be sufficient for the purpose. Any such written notice that repair or reconstruction can be so completed shall be deemed a representation by Lessee to that effect. If at any time during said 24 month period such representation could not be reaffirmed, Lessee shall so notify Lessor and any Assignee and upon such notification Lessor may terminate this Fuel Lease by giving the notice provided for in subsection 17(a)(vi) hereof with the effect set forth in Section 17.

(c)If no Lease Event of Default, or event which with the giving of notice or the lapse of time or both would constitute a Lease Event of Default, shall have occurred and be continuing, (i) all insurance proceeds received by Lessor, the Owner Trustee, any Assignee or any Credit Party on account of any damage to, or destruction or malfunction of, the Nuclear Fuel (less the actual costs incurred in the collection thereof) shall be paid to Lessee and (ii) Lessee shall have the right to bring and control litigation with respect to claims arising out of damage, destruction or malfunction of Nuclear Fuel or out of insurance with respect thereto. Lessee expressly waives the provisions of any present or future law relating to damage, malfunction or destruction and agrees that the provisions of this Fuel Lease shall control the rights of Lessor, the Owner Trustee, each Assignee or Credit Party and Lessee with respect to the Nuclear Fuel and any insurance proceeds received with respect thereto.

Section 16.Condemnation or Eminent Domain.

(a)In case of a Taking or the commencement of any proceedings or negotiations which might result in a Taking, Lessee will promptly give notice thereof to Lessor, generally describing the nature and extent thereof. Lessee hereby assigns to Lessor any award or payment payable to Lessee on account of a Taking of the Nuclear Fuel. Lessor shall have the right to participate fully in any proceedings or negotiations in connection with any Taking of Nuclear Fuel; provided that Lessee shall be entitled to control such proceedings or negotiations so long as no Lease Event of Default shall have occurred and be continuing. Lessee will pay all reasonable costs and expenses incurred by Lessor in connection with any Taking of Nuclear Fuel and seeking and obtaining any award or payment on account thereof.

(b)In the case of any Taking, (i) the provisions of this Fuel Lease shall remain in effect, except as expressly provided below in this Section 16, without any abatement or reduction of any amount payable hereunder, and (ii) unless Lessee shall have exercised, within 180 days after the happening of such Taking, its right to obtain a release of such Nuclear Fuel pursuant to subsection 7(c) hereof, Lessee, whether or not the awards or payments, if any, on account of such Taking shall be sufficient for the purpose, at its expense, will promptly commence and complete Restoration of the Nuclear Fuel affected by such Taking; provided, however, Lessee may request payment by Lessor of such expenses of Restoration pursuant to Section 4 hereof. Upon completion of Restoration, Lessee shall execute and deliver to Lessor a Fuel Schedule, together with any necessary Bills of Sale, to subject such replacement Nuclear Fuel to this Fuel Lease. Restoration shall be promptly commenced and completed no later than 24 months after a Taking. If Restoration is not completed within 24 months after a Taking, Lessee must obtain a release of the Nuclear Fuel affected by such Taking pursuant to subsection 7(c) hereof.

(c)If no Lease Event of Default shall have occurred and be continuing and if Lessee exercises its right to obtain a release of any Nuclear Fuel pursuant to Section 7(c) hereof, then all awards and payments received prior to, contemporaneous with or following such release on account of any Taking of such Nuclear Fuel (less the actual costs incurred in the collection thereof) shall be paid to Lessee.

(d)For purposes of this Fuel Lease, all amounts paid pursuant to any agreement with any condemning authority which has been made in connection with or in anticipation of any Taking shall be deemed to constitute an award on account of such Taking.

Section 17.Terminating Events.

(a)This Fuel Lease shall terminate prior to the scheduled expiration of its term upon the happening of any of the events enumerated in clauses (i) through (ix) below (each herein called a “Terminating Event”), in accordance with the further provisions set forth in this Section 17:

(i)If, so long as no Lease Event of Default shall have occurred and be continuing and provided that at the time of termination Lessor has the right and available funds to pay, including any optional prepayment premium in connection therewith, all Notes then outstanding, Lessee shall have delivered to Lessor a certificate of Lessee, signed by its President or a Vice President, stating that Lessee desires to terminate this Fuel Lease, and 30 days shall have elapsed after such notice;

(ii)If Lessor shall have given notice that it is not satisfied with (A) any material adverse change since the date hereof (whether by legislative act, administrative or judicial determination or otherwise) in the provisions of the Atomic Energy Act or any other applicable law, rule or regulation with respect to liability insurance or indemnification or in the application, interpretation or enforcement thereof, or (B) any material adverse change in the insurers, coverage, amount or terms of any insurance policy or indemnity agreement required to be obtained and maintained by Lessee pursuant to subsections 14(a) and (b) hereof, or (C) an event which has occurred which has the effect of substantially decreasing such insurance coverage, and that Lessor desires that this Fuel Lease be terminated;

(iii)If (a) Lessor becomes, or is declared by any relevant governmental or regulatory body or authority to be (and such declaration is not stayed upon terms satisfactory to the Owner Trustee and any Assignee), as a consequence of being a party to this Fuel Lease or its acquisition, ownership or leasing of the Nuclear Fuel, an “electric utility company”, a “public-utility” or a similarly regulated entity under the Public Utility Holding Company Act, the Federal Power Act, or any other federal law or regulation, or under the laws of any state, or (b) Lessor or the Owner Trustee or any Assignee. or their respective officers, directors, shareholders, direct or indirect controlling Persons or parents, agents, partners or employees shall become subject to regulation under such laws as a result of being a party to the transactions contemplated by this Fuel Lease, or (c) Lessor, with the passage of a specific period of time would become, a public utility (or the equivalent) or subject to regulation under the Acts or laws referred to in subclause (a) of this clause (iii) as a result of the consequences described therein, or Lessor or the Owner Trustee or any Assignee or their respective officers, directors, shareholders, partners, direct or indirect controlling Persons or parents, agents, partners or employees would after such period become subject to regulation under such laws and said specific period of time less one week shall have elapsed;

(iv)If any law or regulation or interpretation of any law or regulation shall be adopted after the date hereof or enforced by any governmental or regulatory body or authority (including the New York Stock Exchange) (which adoption or enforcement shall not be stayed upon terms satisfactory to the Owner Trustee and any Assignee) and as a result of such adoption or enforcement approval of the transactions contemplated by the Basic Documents shall be required and shall not have been obtained within any grace period after such adoption or enforcement (if there is no grace period or a grace period of less than 10 days, within 10 days after such adoption or enforcement), or as a result of which adoption or enforcement, this Fuel Lease or any transaction contemplated hereby or the Basic Documents, including without limitation any payments to be made by Lessee or Lessor or the acquisition, ownership or leasing of the Nuclear Fuel by Lessor, shall be or become unlawful or the performance of this Fuel Lease shall be rendered impracticable in any material way;

(v)If a nuclear incident (as that term is defined in the Atomic Energy Act of 1954) involving or connected in any way with any of the Nuclear Fuel or any of the Generating Facilities shall have occurred, and such nuclear incident may reasonably be expected to give rise to liability or to damage, destruction or personal injury, in an aggregate amount in excess of $15,000,000 (whether or not covered by insurance or indemnification agreements) and Lessor, the Owner Trustee, or any Assignee shall have given notice to Lessee stating that Lessor, the Owner Trustee or such Assignee desires that this Fuel Lease be terminated;

(vi)If an event described in Section 15(a) or (b) hereof and affecting all or substantially all of the Nuclear Fuel or all or substantially all of the Generating Facilities shall have occurred and Lessee shall not have stated in its notice required under Section 15(a) or (b) with respect thereto that repair or reconstruction or relocation and engagement or reassignment or Restoration as provided therein can be completed within 24 months after such event, and Lessor, the Owner

Trustee or any Assignee shall have given notice to Lessee stating that Lessor, the Owner Trustee or such Assignee desires that this Fuel Lease be terminated and five days shall have elapsed after such notice;

(vii)If an event described in Section 15(a) or (b) hereof and affecting all or substantially all of the Nuclear Fuel or all or substantially all of the Generating Facilities shall have occurred and Lessee shall have stated in its notice required under Section 15(a) or (b) with respect thereto that repair or reconstruction, relocation and engagement or reassignment or Restoration can be completed within 24 months after such event, but Lessee shall have failed within such 24 months to complete the same and Lessor, the Owner Trustee or any Assignee shall have given notice to Lessee stating that Lessor, the Owner Trustee or such Assignee desires that this Fuel Lease be terminated and five days shall have elapsed after such notice; or

(viii)If any government license, approval, or consent granted to Lessee with respect to the Generating Facilities, without which license, approval or consent Lessee cannot continue to operate the Generating Facilities shall have been revoked and (A) Lessee does not, in good faith, within 180 days of such revocation, represent in writing to Lessor that Lessee has made a good faith determination that the Generating Facilities will return to operation (i) within 24 months of such revocation if the reason for such revocation shall relate specifically to Nuclear Fuel or the Generating Facilities or Lessee or (ii) within 24 months if the revocation shall be for other reasons (Lessee’s representation to state the reason for the revocation) shall have delivered such representation, (B) at any time during such twenty-four month period, such representation could not be reaffirmed after Lessee shall have delivered such representation, or (C) within such twenty-four month period, the Generating Facilities are not, in fact, returned to operation after Lessee shall have delivered such representation; or

(ix)If the Generating Facilities shall cease to be in Heat Production for a period of 24 consecutive months after Heat Production is commenced and Lessor, the Owner Trustee, or any Assignee shall have given notice to Lessee stating that Lessor, the Owner Trustee, or such Assignee desires that this Fuel Lease be terminated and five days shall have elapsed after such notice.

(b)Upon the happening of any Terminating Event, or upon the scheduled expiration of the term of this Fuel Lease as to all of the Nuclear Fuel, this Fuel Lease shall cease and terminate, except (i) with respect to obligations and liabilities of Lessee, actual or contingent, which arose under this Fuel Lease on or prior to the date of termination, (ii) for the provisions of Sections 3, 6(c), 7 (except to the extent modified by this Section 17), 8, 9, 10, 11, 12, 13, 14, 16 and 25(d) hereof and in this Section 17, and all obligations of Lessee thereunder shall continue independently of the termination of this Fuel Lease until the delivery of documentation by Lessor and the payment by Lessee provided for below in this Section 17, and (iii) that Lessee’s obligations under Section 20 hereof shall survive any termination of this Fuel Lease.

(c)Upon such termination, the entire interest of Lessor in the Nuclear Fuel shall (except as provided in the last sentence of this subsection 17(c)) automatically transfer to and be vested in Lessee, without the necessity of any further action by either Lessor or Lessee, but subject to the rights of any Assignee under the Collateral Agreements, and to the liens and security interests created thereby; provided, however, that if Lessee shall have assigned its interest therein to any Person lawfully entitled to receive the same as in accordance with Section 18(b) hereof and Lessor shall not have in writing disapproved such assignment for reasonable cause within 20 days after notice thereof, the entire interest of

Lessor in the Nuclear Fuel shall, upon such termination, automatically transfer to and be vested in such Person designated by Lessee, subject, however, to compliance with such approved terms of such transfer and subject also to the rights of any Assignee under the Collateral Agreements, and to the liens and security interests created thereby. If this Fuel Lease shall terminate as a result of the occurrence of a Terminating Event described in clauses (ii) through (v) of subsection 17(a) hereof, then, in such event, immediately following the transfer of Lessor’s interest in the Nuclear Fuel as provided in this subsection 17(c), at the request of Lessor, Lessee at its own expense shall execute and deliver from time to time such security agreements, financing and continuation statements and such other instruments as may be reasonably requested by Lessor in order to confirm the existence of, or create, a security interest in the Nuclear Fuel, and shall, at its expense, cause such documents to be recorded, filed or registered and to be re-recorded, refiled or re-registered in such manner and at such times and in such places as may be required by any present or future law applicable to the Nuclear Fuel in order to perfect and preserve such interest or as may be reasonably requested by Lessor. If this Fuel Lease shall terminate for any reason other than as a result of the occurrence of a Terminating Event described in clauses (ii) through (v) of subsection 17(a) hereof, then, in such event, at the request of Lessor, Lessee at its own expense shall execute and deliver from time to time such security agreements, financing and continuation statements and such other instruments as may be reasonably requested by Lessor in order to confirm the existence of, or create, a security interest in the Nuclear Fuel, and shall, at its expense, cause such documents to be recorded, filed or registered and to be re-recorded, refiled or re-registered in such manner and at such times and in such places as may be required by any present or future law applicable to the Nuclear Fuel in order to perfect and preserve such interest or as may be reasonably requested by Lessor, and Lessor’s interest in the Nuclear Fuel shall not be transferred to Lessee or such other Person until such actions have been duly and properly taken.

(d)Promptly after either party hereto shall learn of the happening of any Terminating Event, such party shall give written notice thereof to the other party hereto (and in the case of such a notice to Lessor, signed also by any other Person in whom title to the Nuclear Fuel shall have vested or is to vest as aforesaid) which notice shall (x)    acknowledge that this Fuel Lease has terminated, subject to the continuing obligations of Lessee specified above in this Section 17, and that title to and ownership of the Nuclear Fuel has transferred to and vested in or will transfer to and vest in Lessee or such other Person, and (y) subject to the next sentence of this subsection, specify a settlement date (the “Settlement Date”) occurring, if the notice is given by Lessor, 60 days after the giving of such notice or, if the notice is given by Lessee, not more than 60 days after the giving of such notice; provided, however, that in case of a Terminating Event described in any of clauses (ii), (iii), (iv), or (v) or, if the Lessee does not make the representation referred to therein, clause (viii) of subsection 17(a), the Settlement Date shall be 120 days if the notice is given by Lessor, and not more than 120 days if given by Lessee, after the giving of such notice; and provided further that in no event shall the Settlement Date in respect of any Terminating Event be later than January 31, 2039. In the event the termination shall be by reason of the scheduled expiration of the term of this Fuel Lease as to all of the Nuclear Fuel, each of the parties shall give to the other a notice as of the scheduled expiration date to the effect described in clause (x) of the preceding sentence (and in the case of such a notice to Lessor, signed also by any other Person in whom title to the Nuclear Fuel shall have vested as aforesaid and the Settlement Date shall be such scheduled expiration date. On the Settlement Date (time being of the essence), Lessee shall be obligated to pay or cause to be paid to Lessor as the purchase price for Nuclear Fuel an amount equal to the sum of (i) the Stipulated Loss Value of the Nuclear Fuel as of the Settlement Date plus (ii) the Termination Rent, if any, on the Settlement Date.

(e)Upon receipt of such payment in full, Lessor shall be obligated to deliver a Lessor’s Bill of Sale acknowledging the above-described transfer and vesting of title and ownership of the Nuclear Fuel in

Lessee or in such other Person (including therein the release of any security interest under the Collateral Agreements). Lessee shall pay all reasonable expenses in connection with such transfer, including all escrow fees, search and recording and filing fees, reasonable attorneys’ fees and all Impositions which may be incurred by reason of the transfer and all applicable federal, state and local sales, use and other taxes (except income taxes on any fees payable at such time) which may be incurred or imposed by reason of the transfer then being made by Lessor or by reason of the delivery of said instruments of transfer and release, provided, however, that Lessee’s obligation to make payments shall not be conditioned upon receipt of such Bill of Sale and releases.

(f)If Lessee shall have made the payment required pursuant to Subsection 17(d), then any payments which have been theretofore or may thereafter be received in respect of the Nuclear Fuel as a result of a Taking under Section 16 or damage or loss under Section 15 and which have not been expended as provided herein shall be paid or payable to Lessee, as the case may be.

Section 18.Conditions of Conveyance.

(a)Upon the release of any Nuclear Fuel from this Fuel Lease or upon the conveyance by Lessor of any Nuclear Fuel pursuant to the provisions of this Fuel Lease, (i) Lessor need not transfer any better title thereto or better ownership interest therein than it obtained pursuant to this Fuel Lease, (ii) all such transfers shall be without any representation or warranty of any kind, express or implied, except that Lessor shall warrant that it has not permitted any Lien, exception or restriction to attach to such Nuclear Fuel other than as contemplated by this Fuel Lease and the Basic Documents or as caused by Lessee and except that Lessor shall obtain and deliver a release of all security interests under the Collateral Agreements as to the affected Nuclear Fuel, and (iii) Lessee (or any other Person to whom title is transferred as provided herein) shall accept the same subject to all Liens, exceptions and restrictions attaching thereto, whether before or after such Nuclear Fuel became subject to this Fuel Lease (except as provided in clause (ii) above or for any resulting from any acts of Lessor, the Owner Trustee, or any Assignee, other than such acts taken pursuant to and in accordance with this Fuel Lease and the Basic Documents), and subject to all applicable laws, regulations and ordinances.

(b)Whenever Lessee has the right or obligation to obtain the release of any Nuclear Fuel from this Fuel Lease pursuant to any provision hereof or whenever any Nuclear Fuel is to be conveyed to Lessee pursuant to the provisions hereof, Lessee may cause such Nuclear Fuel to be released to any other Person lawfully entitled to receive the same specified by Lessee in a notice to Lessor given at least 15 days prior to the date of such release; provided, however, that nothing specified in this subsection 18(b) shall in any way impair or affect the obligations of Lessee under this Fuel Lease; and provided further that at the time of any such release Lessee shall deliver to Lessor, the Owner Trustee, and each Assignee the undertaking of Lessee, satisfactory in form and substance to each of them, indemnifying and holding Lessor, the Owner Trustee, and each Assignee harmless from and against any loss or liability incurred by any of them by reason of such release.

(c)Upon any release of any Nuclear Fuel pursuant to any right or obligation of Lessee to obtain the release of Nuclear Fuel from this Fuel Lease under any provision hereof or upon the conveyance by Lessor of any Nuclear Fuel pursuant to the provisions of this Fuel Lease, Lessee shall pay all expenses in connection with such release, including all escrow fees, search and recording and filing fees, reasonable attorneys’ fees and all Impositions and all applicable federal, state and local sales, use and other similar taxes which may be incurred or imposed by reason of the release then being made by Lessor or by reason of the delivery of any instruments of release or conveyance.

Section 19.Lease Events of Default and Remedies.

(a)Any of the following events shall constitute a Lease “Event of Default”:

(i)failure to pay when due any amount payable pursuant to Section 24 hereof and the continuance of such default for ten days after notice to Lessee; or failure to pay when due any portion of any Basic Rent or Special Payment and the continuance of such default for five days thereafter; or

(ii)failure to perform or observe any of the obligations or covenants of Lessee under subsections 14(a) and (b) hereof; or failure to obtain the release of any Nuclear Fuel under subsection 7(c) hereof when required by subsections 15(a) or 15(b) hereof; or

(iii)failure to perform or observe any of the other obligations or covenants of Lessee hereunder and the continuance of such failure for 30 days after notice to Lessee by Lessor or any Assignee; or

(iv)any representation or warranty made by Lessee in connection with this Fuel Lease shall be false in any material respect on the date as of which made; or

(v)default shall be made with respect to any evidence of Indebtedness for Borrowed Money of Lessee having an aggregate principal amount in excess of $10,000,000 if the effect of such default is to accelerate the maturity of such evidence of Indebtedness or to require the prepayment thereof (other than by a regularly scheduled repayment) or to permit the holder or obligee thereof to cause any such Indebtedness for Borrowed Money to become due prior to its stated maturity, or any such Indebtedness for Borrowed Money shall not be paid as and when due and payable after expiration of any applicable grace period; or

(vi)failure by Lessee to pay a judgment or judgments for the payment of money which, individually or in the aggregate, equals or exceeds $5,000,000 and the continuation of any such nonpayment beyond 30 days after said judgment or judgments become final and non-appealable; or

(vii)Lessee or any of its Significant Subsidiaries shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or Lessee or any of its Significant Subsidiaries shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of Indebtedness for Borrowed Money) of it or for all or a substantial part of its property; or Lessee or any of its Significant Subsidiaries shall make an assignment for the benefit of creditors; or Lessee or any of its Significant Subsidiaries shall be unable to pay its debts as they become due; or

(viii)any case, proceeding or other action against Lessee or any of its Significant Subsidiaries shall be commenced seeking to have an order for relief entered against it or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, and such case, proceeding or other action (A) results in the entry of an order for relief or a similar order against it which is not stayed within 30 days thereafter or (B) shall continue for a period of 60 days undismissed, undischarged or unbonded; or a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of Indebtedness for Borrowed Money) of Lessee or any of its Significant Subsidiaries or for all or a substantial part of their respective property shall be appointed; or a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of Lessee or any of its Significant Subsidiaries; or

(ix)(A) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Required Noteholders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for thirty days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for thirty days after commencement thereof, as the case may be, (D) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (E) any other event or condition relating to a Plan or obligations under ERISA shall occur or exist; and in each case in clauses (A) through (E) above, such event or condition, together with all other such events or conditions, if any, could subject Lessee or any of its Significant Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of Lessee and its Significant Subsidiaries taken as a whole.

(b)Upon the occurrence of any Lease Event of Default, Lessor may in its discretion do any one or more of the following:

(i)treat the Lease Event of Default as a Terminating Event effected by Lessee under Section 17(a) hereof, entitling Lessor to the consequent benefits of Section 17(b), (c) and (d) hereof and in general proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by Lessee of the applicable provisions of this Fuel Lease; or

(ii)by notice of Lessee terminate this Fuel Lease, whereupon Lessee’s interest and all right of Lessee and Persons claiming through or under Lessee to the use of Nuclear Fuel shall forthwith terminate but Lessee shall remain liable with respect to obligations and liabilities, actual or contingent, which arose under this Fuel Lease on or prior to the date of such termination and Lessee’s obligations set forth in Section 20 and this Section 19(b)(ii) and, until the earlier of (1) Lessee’s taking possession of the Nuclear Fuel or (2) final and uncontested payment of the amounts referred to in (A) and (B) below, Sections 8, 9, 11 and 14 hereof; and upon such termination Lessor shall have the immediate right of possession of the Nuclear Fuel (to the extent not prohibited by law) and the right, at Lessor’s election but only in accordance with applicable law, either to enter the Generating Facility or any other premises where the Nuclear Fuel or any portion thereof is located and remove the Nuclear Fuel or such portion thereof there located (to the extent not prohibited by law) or cause the same to be done by any Person entitled by law so to do, in which case Lessor shall not be responsible for any damage to the Generating Facility or such premises, except for damage resulting from Lessor’s willful misconduct or gross negligence (Lessee hereby agreeing to indemnify and hold Lessor harmless from all losses and liabilities in respect of any such damage to the Generating Facility, such premises or the Nuclear Fuel or injury to Lessor’s, Lessee’s or such other Person’s employees sustained in the course of such removal, except any such damage resulting from Lessor’s willful misconduct or gross negligence, provided that Lessee hereby further agrees that the misconduct or negligence of an Assignee shall not be imputed to Lessor), or to require Lessee, at Lessee’s expense, to deliver the Nuclear Fuel or any portion thereof, properly containerized and insulated for shipping, at the Generating Facility and consigned to a Person specified by Lessor and licensed to receive such Nuclear Fuel, in which case the risk of loss shall be upon Lessee until such delivery is made; and Lessor may thenceforth hold, possess and enjoy the Nuclear Fuel (to the extent not prohibited by law) and may sell Lessor’s interest in the Nuclear Fuel or any portion thereof upon any terms deemed satisfactory to Lessor, free from any rights of the Lessee and any Person claiming through or under Lessee; but Lessor shall, nevertheless, have the right to recover forthwith from Lessee any and all Basic Rent, Special Payments and all other amounts payable by Lessee hereunder which may be due and unpaid immediately prior to such termination or which may then be accrued and unpaid; and as liquidated damages for loss of the bargain and not as a penalty, an amount equal to the excess of (x) the sum of (i) the SLV of the Nuclear Fuel as of the date of such termination of this Lease plus (ii) the Termination Rent, if any, over (y) the amount, if any, realized by Lessor in a sale of the Nuclear Fuel (at which Lessor may be a purchaser), without set‑off, defense or reduction other than a deduction from the sale price of all the costs of such sale, including Lessor’s expenses and attorneys’ fees in connection with asserting its rights hereunder and consummating such sale, and other commissions, sales taxes and other customary charges; it being understood that Lessor shall have no obligation to conduct any such sale, and that Lessor may, in lieu of conducting such sale, transfer and convey title to, and its entire ownership interest in, the Nuclear Fuel to Lessee or any trustee or liquidator therefor upon the terms and conditions set forth in Section 18, but that, if Lessor conducts such sale, the Nuclear Fuel may be sold free and clear of all rights of Lessee.

Lessee hereby waives, to the full extent not prohibited by law, any right it may now or hereafter have to require the sale, in mitigation of damages, of the Nuclear Fuel or any portion thereof consequent to a Lease Event of Default.
(c)Pending Lessor’s exercise of any available remedy to take or deliver to a third party possession of any Nuclear Fuel, Lessee shall be responsible for the storage of the Nuclear Fuel.

(d)The remedies herein provided in favor of Lessor in case of a Lease Event of Default as hereinabove set forth shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law, in equity or in bankruptcy.

Section 20.Indemnification by Lessee.

Without limitation of any other provision of this Fuel Lease, Lessee shall pay, and shall protect, indemnify and save harmless Lessor, the Owner Trustee, each Assignee and each Credit Party and their respective officers, directors, incorporators, shareholders, direct or indirect controlling Persons or parents, partners, employees, agents and servants (collectively, the “Indemnitees”) from and against all liabilities (other, as to an Indemnitee, than liabilities arising out of the gross negligence or willful misconduct of that Indemnitee), taxes (excluding, however, taxes measured solely by the net income of any Person indemnified or intended to be indemnified pursuant to this Section 20, except as otherwise provided in subsection 3(d) hereof), losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) and judgments of any nature relating to or arising out of: (i) this Fuel Lease (including schedules hereto), any Assignment Agreement, Assigned Agreement, Nuclear Fuel Contract or Partially Assigned Agreement, (ii) Lessor’s ownership of Nuclear Fuel, (iii) Fuel Management, (iv) the creation with Lessee’s written consent of a security interest in Nuclear Fuel in favor of any Assignee, (v) the assignment with Lessee’s written consent of Lessor’s rights hereunder in favor of any Assignee, (vi) any transfer of Nuclear Fuel or rights therein, or (vii) any action or inaction of any Indemnitee in connection with the Basic Documents. If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnitee, Lessee will, at Lessee’s expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Lessee and acceptable to such Indemnitee, with full power to litigate, compromise or settle the same with the prior consent of such Indemnitee. The foregoing indemnity shall not limit any indemnification to which any Indemnitee may otherwise be entitled. Any payment to any Indemnitee pursuant to this Fuel Lease shall be increased to such amount as will, after taking into account (i) all taxes imposed with respect to the accrual or receipt of such payment by such Indemnitee (as the same may be increased pursuant to this sentence) and (ii) any deductions or credits under any applicable tax law attributable to the accrual or receipt of such payment or taxes for which payment has been made, equal the amount of the payment. The obligations of Lessee under this Section 20 shall survive any termination of this Fuel Lease, in whole or in part.
Section 21.Surrender; Acceptance of Surrender.

No surrender of this Fuel Lease or of the Nuclear Fuel or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by Lessor or any representative or agent thereof, other than such written agreement and acceptance by Lessor, shall constitute an acceptance of any such surrender. No surrender of this Fuel Lease or of the Nuclear Fuel or of any interest therein and no acceptance of any such surrender shall reduce or release Lessee’s obligations to make the rental and other payments provided for herein, all of which are absolute, unconditional and independent covenants.
Section 22.Estoppel Certificates; Information; Financial Information.

(a)Lessee will within 95 days after the end of each quarter of each fiscal year deliver to Lessor a statement, executed by a Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, Controller or Assistant Controller of Lessee, certifying that this Fuel Lease is unmodified and in full force and effect (or, if there have been modifications, that this Fuel Lease is in full force and effect as modified, and identifying such modifications), and that no Lease Event of Default or Lease Default has occurred and is continuing (or specifying the nature and period of existence of any thereof and what action Lessee is taking or proposes to take with respect thereto) , it being intended that any such statement may be relied upon by Lessor, the Owner Trustee, and each Assignee.

(b)Lessee will deliver to Lessor:

(i)promptly upon their becoming available, copies of all financial statements and reports sent by Lessee to its stockholders, and of all regular and periodic reports and final prospectuses and other official statements required to be filed with the Securities and Exchange Commission by Lessee with respect to its securities outstanding;

(ii)forthwith upon learning of the occurrence of a Lease Event of Default, or Lease Default, or of the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental. proceeding which is material to Lessee, or any material adverse change since the date hereof in the financial condition, business, operations or properties of Lessee, written notice thereof describing the same and the steps being taken by Lessee with respect thereto; and

(iii)with all reasonable promptness, such other information and data with respect to Lessee, the Nuclear Fuel (including the SLV thereof) or the Generating Facilities as may reasonably be requested by Lessor or any Assignee.

(c)All financial statements referred to in subsection 22(b) hereof shall fairly present the financial position and results of operations of Lessee as of the dates and for the periods specified therein and shall be prepared in accordance with generally accepted accounting principles and policies consistently applied (except as may otherwise be specified therein and except, with respect to interim, unaudited financial statements, for certain footnote disclosure and other details not normally included in such interim, unaudited financial statements) throughout the periods covered thereby.

Section 23.Inspection; Right to Enter Generating Facilities.

Lessor, any Assignee or any authorized representatives of either of them may, but shall not be obligated to, upon not less than 5 days’ notice, (i) enter the Generating Facilities at reasonable times, subject to applicable security regulations governing access thereto, for the purpose of inspecting the Nuclear Fuel and the reactors in which it may be loaded from time to time (subject to their availability for inspection) and (ii) discuss their condition and performance with the responsible officers of Lessee; and Lessee agrees to take such reasonable and customary steps as are appropriate to facilitate such inspection and discussions. Lessor shall not incur any liability or obligation for not making any such inspection or for not conducting any such discussion.
Section 24.Right to Perform Lessee’s Covenants.

If Lessee shall fail to make any payment or perform any act required to be made or performed by it hereunder, Lessor or any Assignee, upon notice to Lessee but without waiving or releasing any obligation or Lease Default, or Lease Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee. All such payments made by Lessor or any Assignee and all expenses (including, without limitation, reasonable attorneys’ fees and expenses) made or incurred by Lessor or any Assignee in connection with any such payment or performance shall be paid to Lessor, or such Assignee, upon demand therefor, with interest on the amounts so expended or incurred at a rate per annum equal to 1% plus the Prime Rate during the period from and including the date so expended or incurred to the date of repayment.
Section 25.Representations, Warranties and Consents of Lessee.

(a)Lessee (i) acknowledges receipt of an executed copy of the Basic Documents and agrees that such copies constitute adequate notice of all matters contained therein and consents to the execution and delivery of same and the performance of all of the transactions provided for therein and (ii) agrees not to take or omit to take any action if such action or omission would result in a Lease Event of Default under the Fuel Lease or an Event of Default under the Indenture.

(b)Lessee agrees to furnish to each Assignee a copy of each notice, report, schedule, certificate or other document or instrument furnished to Lessor contemporaneously with the furnishing thereof to Lessor.

(c)Without waiver of or prejudice to any rights or remedies otherwise available under law or in equity, Lessee agrees that its obligations to make all rental and other payments payable by it under this Fuel Lease are absolute and unconditional and are independent of its use or enjoyment of any Nuclear Fuel or the performance by Lessor of any of its obligations under the Basic Documents or the realization by Lessee of the benefits sought by the transactions contemplated by the Basic Documents and that it will make all rental and other payments payable by it under this Fuel Lease and all payments regardless of (i) the validity of the organization of Lessor, the termination of the existence of Lessor or the illegality, invalidity or unenforceability of any of the Basic Documents or the Obligations, (ii) any defense, claim, set-off, recoupment, abatement or other right, existing or future, which Lessee may have against Lessor, (iii) whether a lien on or security interest in the Collateral shall have been perfected or shall continue to be perfected or whether the Collateral shall otherwise be impaired in any manner, (iv) whether Lessor shall have amended, extended, supplemented, accelerated, surrendered, released, waived, terminated or otherwise modified any of the terms of provisions of, or any of its rights, powers or remedies under, any of the Basic Documents or the Obligations, (v) the impossibility of performance by Lessor or any inaccuracy of any representation, warranty or statement made by or on behalf of Lessor or any other Person, (vi) the bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of debt or similar event with respect to Lessor, (vii) whether a Taking shall have occurred or whether any damage to, destruction of or malfunction of any or all of the Nuclear Fuel or the Generating Facilities shall have occurred, or (viii) any other circumstance, whether similar or dissimilar, which in any manner would constitute a legal, equitable or other excuse for nonperformance by Lessee.

(d)Lessee agrees to pay all costs and expenses (including, without limitation, reasonable counsel fees and expenses) incurred in connection with enforcing any rights under the Basic Documents.

Section 26.Assignments.

As provided herein, Lessor may grant a security interest in or an assignment of all or part of its right, title and interest in this Fuel Lease to any Assignee or Assignees and grant a security interest in the Nuclear Fuel pursuant to the Collateral Agreements. No Assignee shall have any liability hereunder or be obligated to perform any duty, covenant or condition required to be performed by Lessor under any of the terms hereof, and Lessee by its execution hereof acknowledges and agrees that notwithstanding any such grant or assignment each and all such duties, covenants or conditions required to be performed by Lessor shall survive any such assignment and any such grant of a security interest and shall be and remain the sole liability of Lessor. Upon any such assignment by Lessor, such Assignee or Assignees shall succeed to all of the rights, privileges and powers of Lessor provided in this Fuel Lease as to such right, title, or interest so assigned.
Section 27.No Merger.

There shall be no merger of this Fuel Lease or of the leasehold interest created by this Fuel Lease with the absolute ownership interest in the Nuclear Fuel by reason of the fact that the same entity may at any time or from time to time acquire or own or hold, directly or indirectly, (i) this Fuel Lease or the leasehold interest created by this Fuel Lease or any other interest in this Fuel Lease or in any such leasehold interest, and (ii) the absolute ownership or other interest in the Nuclear Fuel, and no such merger shall occur unless and until all entities, including each Assignee, having any interest in (y) this Fuel Lease or the leasehold interest created by this Fuel Lease and (z) the absolute ownership or other interest in the Nuclear Fuel shall join in an instrument effecting such merger and shall duly record the same.
Section 28.Notices.

All notices, demands, instructions and other communications required or permitted to be given or to made upon either of the parties hereto or any other Person shall be in writing and (except for financial statements and regulatory filings and orders pertaining to Lessor or Lessee, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid Telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, and shall be deemed to be given for purposes of this Fuel Lease on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 28. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 28, notices, demands, instructions and other communications shall be given to or made upon the following parties at their respective addresses (or to their respective Telex, TWX or telecopier numbers indicated below):

If to Lessor:	River Bend Fuel Services, Inc.
c/o Manufacturers Hanover Trust Company
450 West 33rd Street, 15th Floor
New York, NY 10001

Attention: Corporate Trust Department

Telephone:    (212) 791-3347
Telecopier:     (212) 613-7800

If to Lessee:	Gulf States Utilities Company
350 Pine Street
Beaumont, Texas 77701

Attentions Jack Schenck, Treasurer

Telephone No. (409) 838-6631
Telecopier No. (409) 839-3074

All notices, demands, instructions and other communications required or permitted to be given to or made upon Lessor by Lessee hereunder, and all certificates, schedules, reports, financial statements and other documents required or permitted to be furnished or delivered to Lessor by Lessee hereunder, shall be concurrently given, made, furnished or delivered (as the case may be) to the Indenture Trustee at its address specified in the Basic Documents.
Section 29.Amendments.

This Fuel Lease may not be amended or modified, nor may any obligation hereunder be waived, orally, and no amendment, modification or waiver of this Fuel Lease shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought and, if this Fuel Lease has been assigned, consented to in writing by the Indenture Trustee on behalf of the Credit Parties.

Section 30.Severability; Waiver.

Any provision of this Fuel Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee and Lessor hereby waive any provision of law now or hereafter existing which renders any provision hereof prohibited or unenforceable in any respect.
Section 31.Special Considerations.

(a)Notwithstanding the provisions of Section 6(a), it is recognized that for purposes of Louisiana law, this Fuel Lease may be deemed to constitute a financing lease transaction and title to Nuclear Fuel located in the State of Louisiana may be deemed to vest in Lessee. For tax purposes, both federal and state (including the State of Louisiana), neither Lessor nor Lessee shall file any tax returns or reports or take any similar action which would be inconsistent with that assumption.

(b)To the extent that the Nuclear Fuel is or becomes eligible for the work incentive credit or the investment credit or service credit or other similar credit under the Code as in effect on the Effective Date or as thereafter amended from time to time, Lessor at Lessee’s request shall elect to treat Lessee as having acquired the Nuclear Fuel and shall provide Lessee with an appropriate credit election. Lessee shall provide Lessor with a report or statement with respect to all Nuclear Fuel as to which such credit election is applicable, and such report or statement shall be in such form as may be required for Internal Revenue Service reporting.

Section 32.Assignment of Rights Under Nuclear Fuel Contracts and Assigned Agreements.

(a)Neither any assignment contemplated by this Fuel Lease, nor any action or inaction on the part of Lessor under this Fuel Lease or otherwise, shall (i) release Lessee from any of its obligations and agreements under any Nuclear Fuel Contract, (ii) constitute an assumption of any such obligations or agreements on the part of Lessor or any Assignee or Credit Party or (iii) impose any obligation or liability whatsoever on Lessor or any Assignee or Credit Party. No action or failure to act on the part of Lessee shall adversely affect or limit in any way the rights of Lessor under this Fuel Lease or under any Nuclear Fuel Contract.

(b)Lessee at its expense will perform and comply with all the terms and provisions of each Nuclear Fuel Contract to be performed or complied with by it; will maintain each Nuclear Fuel Contract in full force and effect; and will enforce each of the Nuclear Fuel Contracts in accordance with their respective terms and will take all such action to that end as from time to time may be reasonably requested by Lessor.

(c)Without the prior written consent of Lessor and each Assignee (which consent shall not be unreasonably withheld), Lessee, will not (i) cancel, amend or terminate any Nuclear Fuel Contract or consent to or accept any cancellation or termination thereof, (ii) waive any default under or breach of any Nuclear Fuel Contract, or (iii) take any other action in connection with any Nuclear Fuel Contract which would impair the interests or rights (or value thereof) of Lessee thereunder or of Lessor or any Assignee in connection therewith.

(d)Lessee will promptly deliver to Lessor copies of all notices, requests, agreements and other documents received or delivered by Lessee under or with respect to any Nuclear Fuel Contract which are material to the interests or rights (or value thereof) of Lessee thereunder or of Lessor or any Assignee in connection therewith. Lessee will from time to time, upon request of Lessor, furnish Lessor such information concerning the Nuclear Fuel, any Nuclear Fuel Contract or the Generating Facilities as Lessor may reasonably request. Lessor shall preserve the confidentiality of any information which, under the terms of the relevant Nuclear Fuel Contract, is required to be kept confidential.

(e)Lessee will not change its principal place of business and chief executive office or remove therefrom its records concerning the Nuclear Fuel Contracts unless it gives Lessor at least 30 days’ prior written notice thereof.

(f)Lessee hereby represents and warrants and agrees that: (i) each Nuclear Fuel Contract is in full force and effect and Lessee has delivered to Lessor a true and complete copy of each such Nuclear Fuel Contract as presently in effect; (ii) except as contemplated by the Basic Documents, as of the Effective Date Lessee has not sold, assigned or transferred, or created any security interest in, the Nuclear Fuel, any Nuclear Fuel Contract or any part thereof (except for such portions of Partially Assigned Agreements which are not assigned to Lessor); (iii) Lessee has not agreed to any amendment, modification or supplement which would constitute part of any Nuclear Fuel Contract (other than as disclosed in connection with clause (i) of this subsection 32(f)), or waived performance by any other Person obligated under any Nuclear Fuel Contract of any obligation of such Person thereunder; (iv) neither Lessee nor any other Person is in default in the payment, performance or observance of any term, covenant or agreement on its part to be performed or observed under any Nuclear Fuel Contract; (v) the Nuclear Fuel will be kept at the locations designated by Lessee in Fuel Schedules to be submitted from time to time hereunder; and (vi) no unreleased financing statement (other than (i) any which may have been filed on behalf of an Assignee or Lessor, (ii) any which relate to such portions of Partially Assigned Agreements which are not assigned to Lessor, and (iii) any with respect to Delta Fuel Services Corporation or Security Pacific National Bank, as secured parties, which are to be released contemporaneous with the purchase of Nuclear Fuel from Delta Fuel Services Corporation, covering all or any part of the Nuclear Fuel or any Nuclear Fuel Contract is on file in any public office).

Section 33.General.

(a)Lessor agrees that (i) Lessor will not terminate, amend or modify or consent to any termination, amendment or modification of the Basic Documents or issue any Additional Notes without the prior written consent of Lessee, (ii) Lessor will at all times comply with, observe and perform all of its covenants and agreements under the Basic Documents, (iii) Lessor will exercise its rights to issue the Notes under the Indenture at the times and in the manner directed by Lessee and (iv) Lessor will promptly furnish to Lessee copies of all notices, requests, agreements and other documents received or delivered by Lessor under or with respect to the Basic Documents, to the extent that the same shall not have been delivered to Lessee pursuant thereto.

(b)This Fuel Lease shall be binding upon Lessee and Lessor and their respective successors and assigns, and shall inure to the benefit of Lessee and Lessor and the successors and assigns of Lessor. Notwithstanding the foregoing provisions of this subsection 33(b), (i) no Assignee shall have any liability or obligation whatsoever under or in connection with this Fuel Lease and (ii) Lessee may not assign or otherwise transfer this Fuel Lease or any of its rights or interest hereunder without the prior written consent of Lessor. No assignment, transfer or delegation of duties by Lessee shall relieve it as a primary obligor hereunder.

(c)The terms and provisions of this Fuel Lease supersede all prior negotiations and oral understandings, if any, between Lessor and Lessee with respect to the transactions contemplated heresy.

(d)This Fuel Lease is intended to be only an obligation of River Bend Fuel Services, Inc., as Lessor, and no recourse with respect to this Fuel Lease shall be had by Lessee against the Owner Trustee or any officer, director, employee, agent or shareholder of River Bend Fuel Services, Inc., or of the Owner Trustee. This Fuel Lease is intended to be only a corporate obligation of Lessee and no recourse with respect to this Fuel Lease may be had by Lessor against any officer, director, employee, agent or shareholder of Lessee.

(e)The captions in this Fuel Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

(f)THIS FUEL LEASE SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

Section 34.Joint Ownership Agreement.

(a)So long as this Fuel Lease remains in effect, Lessee shall not sell, lease, convey, transfer, assign or alienate any portion of its ownership interest or rights to the Nuclear Fuel, the Generating Facilities, or the Joint Facilities (as defined in the Joint Ownership Agreement). Nothing contained in this Section 34 shall prohibit (i) sales of capacity, energy or unit power from the Generating Facilities by Lessee, (ii) grants of any rights or interests in the Joint Facilities (exclusive of the Nuclear Fuel) which do not purport to constitute a grantee as co‑owner under the Joint Ownership Agreement, (iii) mortgages, pledges or other grants of liens or other security interests with respect to Lessee’s ownership interests or rights under the Joint Ownership Agreement or with respect to the Joint Facilities (exclusive of the Nuclear Fuel), or (iv) financing transactions in whatever form, including the financing of the Joint Facilities and Generating Facilities, in whole or in part, and of pollution control facilities, with respect to the Joint Facilities (exclusive of the Nuclear Fuel).

(b)Lessee agrees that it will take all such action as may be required to separately identify Nuclear Fuel subject to the terms of the Joint Ownership Agreement from any other Nuclear Fuel subject to the terms of this Fuel Lease.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their respective officers thereunto duly authorized as of the date first above written.
RIVER BEND FUEL SERVICE INC.

By: /s/ James M. Foley
Its: President

GULF STATES UTILITIES COMPANY

By: /s/ Joseph L. Donnelly
Its:  SR EXEC VP

SCHEDULE A
TO
FUEL LEASE
RIVER BEND FUEL SERVICES, INC. EXPENSE SCHEDULE
for the Basic Rent Period Ended ______________
In accordance with the Fuel Lease dated as of February 7, 1989, between RIVER BEND FUEL SERVICES, INC., as Lessor, and GULF STATES UTILITIES COMPANY, as Lessee, the Daily Financing Charges during, and the Quarterly Financing Charges for, the above Basic Rent Period are as follows:

Interest Expense and Other Fees (item (a) of Daily Financing Charge)______
Date	Interest on Notes	Other Specify
	$	$

Other Fees, Costs, Charges and Expenses (item (b) of Daily Financing Charge, itemized by each component of such item)
Date	(i)	(ii) (iii) (iv) (v) (vi)
	$	$ $ $ $ $

Date		Daily Financing Charge
$

Quarterly Financing Charge $______

The information contained herein has been prepared from and is supported by daily expense records and is true and correct in all respects.
RIVER BEND FUEL SERVICES, INC.

By:________________________________
Its: ________________________________

Date Prepared: ______________________

_____________________
Notes:
1.    Any figure used in the computation of Daily Financing Charge shall be stated to ten decimal places.
2.    Quarterly Financing Charge is equal to the sum of Daily Financing Charges for the Basic Rent Period and is to be used in preparing the Basic Rent Schedule for this Basic Rent Period.
3.    All columns are to be completed and totalled by Lessor.

SCHEDULE B
TO
FUEL LEASE
SLV CONFIRMATION SCHEDULE
for the Basic Rent Period Ended _______________________
In accordance with the Fuel Lease dated as of February 7, 1989, between RIVER BEND FUEL SERVICES, INC., as Lessor, and GULF STATES UTILITIES COMPANY, as Lessee, Lessor certifies that the amounts set forth in Items 1, 4 and 5 below are true and correct in all respects, Lessee certifies that the other amounts set forth below are true and correct in all respects, and both Lessor and Lessee certify that this SLV Confirmation Schedule has been prepared in accordance with the provisions of the Fuel Lease.

Nuclear Fuel
		In Heat Production	Not In Heat Production	Total
1.	SLV as indicated in Item 8 of the last previous SLV Confirmation Schedule	$	$	$
2.
Adjustment: Add and subtract the Fuel Cost (as of the end of the prior Basic Rent Period) of Nuclear Fuel (subject to the Fuel Lease at the end of the prior Basic Rent Period) transferred to or from Heat Production during the Basic Rent Period referred to above

3.	Subtotal of Items 1 and 2 above	$	$	$

Nuclear Fuel
		In Heat Production	Not In Heat Production	Total

4.	Add: Fuel Cost incurred or paid by or on behalf of Lessor during the Basic Rent Period referred to above (exclusive of capitalized Quarterly Financing Charges)	$	$	$
5(a)	Less: SLV of Nuclear Fuel removed from the Fuel Lease pursuant to subsection 7(b) thereof during the Basic Rent Period referred to above	$	$	$
5(b)	Less: SLV reduced pursuant to subsection 3(b) of the Fuel Lease during the Basic Rent Period referred to above	$	$	$
6.	Less: Burn-Up Charge for the Basic Rent Period referred to above	$	_______	$
7.	Add: Capitalized Quarterly Financing Charges (amounts allocated to Fuel Cost of Nuclear Fuel pursuant to subsection 5(b) of the Fuel Lease)	________	$	$
8.	SLV -- End of Basic Rent Period referred to above	$	$	$

Annex I (and Annex II)* (is) (are) a part hereof.
______________________
* Annex II to be delivered if the Basic Rent Period includes December 31 of any year.

GULF STATES UTILITIES COMPANY

By: ______________________________
Its:   ______________________________

RIVER BEND FUEL SERVICES, INC.

By: ______________________________
Its:   ______________________________

(Acknowledging Acceptance)

______________________
Notes:
Items 1, 4 and 5 are inserted by Lessor. All other Items are to be inserted by Lessee.
Items 6 and 7 are extracted from Items 7 and 9 of the Basic Rent Schedule.
The three entries to be made in Item 1 shall be identical to the corresponding entries made in Item 8 of the last SLV Confirmation Schedule.
Item 2 shows transfers of Nuclear Fuel to and from Heat Production during the Basic Rent Period referred to above.

ANNEX I TO
SLV CONFIRMATION
SCHEDULE
Basic Rent Schedule for Basic Rent Period
Ended __________________
In accordance with the Fuel Lease dated as of February 7, 1989, between RIVER BEND FUEL SERVICES, INC., as Lessor, and GULF STATES UTILITIES COMPANY, as Lessee, Lessee certifies that the following is true and correct in all respects and that the amounts set forth below have been computed in accordance with the provisions of the Fuel Lease.

1.
Sum of (i) aggregate SLV (as of the end of the prior Basic Rent Period) of all Nuclear Fuel (subject to the Fuel Lease both at the beginning and at the end of the Basic Rent Period referred to above) in Heat Production at the end of the Basic Rent Period referred to above plus (ii) aggregate SLV (at the time such Nuclear Fuel becomes subject to the Fuel Lease) of Nuclear Fuel which became subject to the Fuel Lease during the Basic Rent Period referred to above and was in Heat Production at the end of such period
$
2.	Less: Estimated SLV of Nuclear Fuel included in Item 1 above at the end of the Heat Production stage of the Nuclear Fuel Cycle for such Nuclear Fuel	$
3.	Item 1 - Item 2	$
4.
Estimate of number of MWhrs which have been and will be generated by Nuclear Fuel included in Item 1 above during the period beginning with the first day of the Basic Rent Period referred to above and ending with the end of the Heat Production stage of the Nuclear Fuel Cycle for such Nuclear Fuel
$

5.	Cost per MWhr of output (Item 3 divided by Item 4)	$
6.	MWhr output of Nuclear Fuel during this Basic Rent Period
7.	Burn-Up Charge (Item 6 X Item 5)	$
8.	Quarterly Financing Charge from Fuel Company Expense Schedule	$
9.	Less: Portion of Quarterly Financing Charge capitalized as Fuel Cost in accordance with subsection 5(b) of the Fuel Lease	$
10.	Portion of Quarterly Financing Charge to be included in Basic Rent (Item 8-Item 9)	$
11.	Basic Rent for this Basic Rent Period (Item 7 + Item 10)	$
	Lessee presently estimates (without in any way binding itself to such estimate), for the information of Lessor only, that the Burn-Up Charge for the next Basic Rent Period will be approximately	$
GULF STATES UTILITIES COMPANY

By: ______________________________
Its:   ______________________________

Annex I to SLV Confirmation Schedule

ANNEX II TO
SLV CONFIRMATION
SCHEDULE
Nuclear Fuel Not in Heat Production*
In accordance with the Fuel Lease dated as of February 7, 1989, between RIVER BEND FUEL SERVICES, INC., as Lessor, and GULF STATES UTILITIES COMPANY, as Lessee, Lessee certifies that the following are true and correct in all respects.
1.    Description of Nuclear Fuel State:
2.    Physical Location of Nuclear Fuel:
3.    Person in Possession:
4.    Contract for Possession:
5.    SLV at End of Basic Rent Period:
Total SLV for Nuclear Fuel not in Heat Production
GULF STATES UTILITIES COMPANY

By: ______________________________
Its:   ______________________________

Date: ______________________________

______________
* To be prepared only if the Basic Rent Period includes December 31 of any year.

SCHEDULE C
TO
FUEL LEASE
VENDOR’S BILL OF SALE
KNOW ALL MEN BY THESE PRESENTS: That the undersigned, ________________, a ____________________ corporation (the “Vendor”), whose post office address is _________, for and in consideration of the sum of $1.00 paid to the Vendor by RIVER BEND FUEL SERVICES, INC., a Delaware corporation (the “Purchaser”), whose post office address is 450 West 33rd Street, New York, NY 10001, hereby conveys, transfers, sells and sets over to the Purchaser, its successors and assigns, all right, title, interest and claim of the Vendor in and to the personal property consisting of the assemblies of nuclear fuel or components thereof or other nuclear material described in Annex II to Fuel Schedule No. _______, a copy of which is attached hereto and made a part hereof (the “Nuclear Fuel”), and by this Bill of Sale does hereby grant, bargain, sell, transfer and deliver the Nuclear Fuel unto the Purchaser, to have and to hold the Nuclear Fuel, for itself and its successors and assigns, forever. The Nuclear Feel shall be delivered to the Purchaser, as a necessary incident of this Bill of Sale, at any of the Generating Facilities in which GULF STATES UTILITIES COMPANY, a Texas corporation (the “Utility”), has an interest, or at the facilities of a Manufacturer performing services on the Nuclear Fuel (designated by the Utility), in either case by the Vendor, its agents or a common carrier consigned to the Purchaser.
The Vendor hereby warrants itself to be the true and lawful owner of the Nuclear Fuel, free and clear of liens and encumbrances, and to have full power, good right and lawful authority to dispose of the same in the aforesaid manner; and the Vendor, for itself, its successors and assigns, does hereby covenant and agree with the Purchaser, its successors and assigns, to warrant and defend the true ownership of the Nuclear Fuel by the Purchaser against the claims and demands of all and every person or persons.
The Vendor and the Purchaser hereby acknowledge that, notwithstanding the sale of the Nuclear Fuel by the Vendor to the Purchaser hereunder, the Nuclear Fuel will be in the possession of the Utility, or in the possession of a Manufacturer performing services (including, without limitation, storage and processing) on the Nuclear Fuel for the account of the Utility, pursuant to a Fuel Lease dated as of February 7, 1989, including all amendments or supplements thereto, between the Purchaser, as lessor, and the Utility, as lessee. On the date hereof, the Purchaser is authorized by a general license to receive title to and own, but not to possess, the Nuclear Fuel, and under no circumstances shall a transfer of possession of the Nuclear Fuel to the Purchaser be necessary for the transfer of ownership effected and intended to be effected by this Bill of Sale.

IN WITNESS WHEREOF, the Vendor has caused this Bill of Sale to be executed in its corporate name, by one of its duly authorized Vice Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or Assistant Secretary, and to be dated as of ________, 19__.

(CORPORATE SEAL) ATTEST:	(Name of Vendor) By:__________________________ Vice President

__________________________
Secretary/Assistant Secretary

ACCEPTANCE
THIS BILL OF SALE is accepted by the undersigned as of the date last above written.
RIVER BEND FUEL SERVICES, INC.

By:  _______________________________
Its:  ________________________________
ATTEST:

_________________________
Assistant Secretary

SCHEDULE D
TO
FUEL LEASE
FUEL SCHEDULE NO. _______
FUEL SCHEDULE NO. _________, dated as of _____________, 19___, between RIVER BEND FUEL SERVICES, INC., a Delaware corporation (“Lessor”), whose post office address is 450 West 33rd Street, New York, NY 10001, and GULF STATES UTILITIES COMPANY, a Texas corporation (“Lessee”), whose post office address is 350 Pine Street, Beaumont, Texas 77701.
W I T N E S S E T H:
WHEREAS, Lessor and Lessee have heretofore entered into a Fuel Lease, dated as of February 7, 1989 (the “Fuel Lease”), the defined terms therein being used herein with the same meanings as provided in the Fuel Lease; and
WHEREAS, the Fuel Lease provides for Fuel Schedules to be executed and delivered from time to time.
NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration and in compliance with the requirements of the Fuel Lease, Lessor and Lessee agree as follows:
1.    (a) Lessee certifies that Annex II hereto is true and correct in all respects and that the amounts set forth therein have been computed in accordance with the provisions of the Fuel Lease. [Except with respect to the filing of one or more financing statements in the State of Tennessee, all] [All] necessary or advisable recordings, filings and registrations have been duly made in order to protect the validity and effectiveness of the Fuel Lease and the security interest created by the Indenture and the Collateral Agreements with respect to the Nuclear Fuel (except as permitted by subsection 7(e) of the Fuel Lease), with respect to the Fuel Lease and payments thereunder and with respect to any Nuclear Fuel Contract, and all fees, taxes and charges payable in connection with such recordings, filings and registrations have been paid in full by Lessee.
(b) Lessee hereby represents and warrants that (i) no Terminating Event or Lease Event of Default or event which with the giving of notice or the lapse of time or both would constitute a Terminating Event or a Lease Event of Default has occurred and is continuing and (ii) the matters set forth in the form of Exhibit D to the Note Agreement are true and correct on the date hereof except for those matters which expressly relate to an earlier date.
*2.    Lessee requests Lessor to make direct payment to the Manufacturers or other persons named in Annex I hereto of the amounts specified in Annex I and/or to reimburse Lessee in an amount equal to _______________ Dollars ($_________) for Fuel Costs previously incurred by Lessee or paid by Lessee directly to one or more Manufacturers. All of the amounts for which payment or reimbursement is hereby requested are properly included in Fuel Cost as defined in the Fuel Lease and none of said amounts has been previously paid or reimbursed by Lessor.
*3.    (a) There are hereby added to the Fuel Lease those batches or assemblies of Nuclear Fuel or the component parts thereof or the rights thereto described in Annex II hereto or Exhibits thereto as being added to the Fuel Lease (the “Additional Nuclear Fuel”). The Additional Nuclear Fuel complies with all requirements of the Fuel Lease and of law including, without limitation, all Insurance Requirements and all Legal Requirements, and [except with respect to the filing of one or more financing statements in the State of Tennessee,] all necessary or advisable recordings and filings (including financing statements and continuation statements under any applicable Uniform Commercial Code) have been duly made in the public offices in which such recordings and filings must be made in order to subject, and publish notice of the subjection of, such Additional Nuclear Fuel to the Fuel Lease and to protect the validity and effectiveness of the security interest created by the Indenture and the Collateral Agreements with respect to such Additional Nuclear Fuel, and all fees, taxes and charges payable in connection with such recordings and filings have been paid in full by Lessee. Attached hereto as an exhibit is evidence of compliance with the provisions of Section 14 of the Fuel Lease with respect to such Additional Nuclear Fuel.
(b) Lessee hereby covenants and agrees with Lessor to warrant and defend the true ownership by Lessor of the Additional Nuclear Fuel against the claims and demands of every person. Lessee further warrants that such property is, and is intended to be and remain, personal property and is free and clear of all Liens, except Permitted Liens. Lessee further acknowledges that it has investigated the state of title to and rights of ownership in and possession of the Additional Nuclear Fuel and has made or caused to be made any physical inspection of the Additional Nuclear Fuel that Lessee deems necessary and that it is satisfied with and has approved the same for all purposes of the Fuel Lease.
*4.    Pursuant to subsection 5(a) of the Fuel Lease, the SLV of the items of Nuclear Fuel previously described in Fuel Schedule No. ____, a copy of which is attached hereto, is charged to the amounts set forth in Annex II attached hereto.
*5.    Pursuant to subsection 7(c) of the Fuel Lease, there are hereby removed from the Fuel Lease those items of Nuclear Fuel described in Annex II hereto as being removed from the Fuel Lease.
*6.    Pursuant to [subsection 7(d)] [subsection 7(e)] of the Fuel Lease, the items of Nuclear Fuel previously described in Fuel Schedule No. ____, a copy of which is attached hereto, are to be described as set forth in Annex II hereto. Attached hereto as an exhibit is evidence of compliance with the provisions of Section 14 of the Fuel Lease with respect to such Nuclear Fuel.
*7.    Pursuant to subsection 3(b) of the Fuel Lease, the SLV of the items of Nuclear Fuel previously described in Fuel Schedule No. ___, a copy of which is attached hereto, is reduced to the amounts set forth in Annex II hereto.
8.    Except as hereinbefore expressly modified and amended, the Fuel Lease is ratified and confirmed in all respects, including, without limitation, the obligations of Lessee to pay all Basic Rent, Special Payments and other amounts to be paid by Lessee under the Fuel Lease.
IN WITNESS WHEREOF, Lessor and Lessee have caused this Fuel Schedule to be duly executed as of the date first above written.
RIVER BEND FUEL SERVICES, INC.

By:  ______________________________
Its:  _______________________________

GULF STATES UTILITIES COMPANY

By:  ______________________________
Its:  _______________________________

ANNEX I
TO
SCHEDULE D
FUEL SCHEDULE NO. _____
FUEL COSTS PAYABLE
Date: _________

Material or Service Supplied	Manufacturer	Allocated Fuel Cost Payable
U3O8 Supply
Conversion
Enrichment
Fabrication
Other (Identify)
Total		$___________

GULF STATES UTILITIES COMPANY

By:  ______________________________
Its:  _______________________________

PART I
TO ANNEX II
TO SCHEDULE D

FUEL SCHEDULE NO.
CONTRACT RIGHTS OF LESSEE TO NUCLEAR FUEL
Date: _______
[The following are hereby [added to] [removed from] the Fuel Lease in accordance with the provisions thereof.] [The following changes in SLV are made pursuant to and in accordance with the Fuel Lease.]
1.    Date of Nuclear Fuel Contract:
2.    Nuclear Fuel Contract Obligor(s):
3.    Nature of Nuclear Fuel Contract:
4.    Description of Nuclear Fuel State:
5.    Physical Location of Nuclear Fuel:
6.    Existing SLV:
7.    Changes in SLV:
8.    Adjusted SLV:
[A true and complete copy of the above referenced Nuclear Fuel Contract, together with the original Assignment Agreement relating thereto, is attached hereto.] [A true and complete copy of the above referenced Nuclear Fuel Contract as previously been provided as part of Fuel Schedule No. ____ and the Utility hereby represents and warrants that the previously provided Nuclear Fuel Contract remains true and complete and has not been modified or amended in any way.]
GULF STATES UTILITIES COMPANY

By:  ______________________________
Its:  _______________________________

PART II
TO ANNEX II
TO SCHEDULE D
FUEL SCHEDULE NO. ______
DESCRIPTION OF NUCLEAR FUEL
Date: __________
[The following are hereby [added to] [removed from] the Fuel Lease in accordance with the provisions thereof.] [The following changes in SLV are made pursuant to and in accordance with the Fuel Lease.]
1.    Most Recent Batch and/or Assembly No.:
2.    Description of Nuclear Fuel State*:
3.    Physical Location of Nuclear Fuel:
4.    Weight or Volume:
5.    Person in Possession:
6.    Contract for Possession:
7.    Existing SLV:
8.    Changes in SLV:
9.    Adjusted SLV:
10.    Ownership Percentage in Nuclear Fuel
GULF STATES UTILITIES COMPANY

By:  ______________________________
Its:  _______________________________

____________________
* Including whether Nuclear Fuel is in Heat Production.

SCHEDULE E
TO
FUEL LEASE
LESSOR’S BILL OF SALE*
KNOW ALL MEN BY THESE PRESENTS, that the undersigned, RIVER BEND FUEL SERVICES, INC., a Delaware corporation (the “Fuel Company”), whose post office address is 450 West 33rd Street, New York, NY 10001, and for and in consideration of the sum of $1.00 paid to the Fuel Trust upon or before the execution and delivery of this Bill of Sale by GULF STATES UTILITIES COMPANY, a Texas corporation (the “Utility”), whose post office address is 350 Pine Street, Beaumont, Texas 77701, hereby conveys, transfers, sells and sets over to the Utility, its successors and assigns, all right, title, interest and claim of the Fuel Company in and to the personal property consisting of the assemblies of nuclear fuel or components thereof or other nuclear material described in Annex II to Fuel Schedule No. ___, a copy of which is attached hereto and made a part hereof (the “Nuclear Fuel”), and by this Bill of Sale does hereby grant, bargain, sell, transfer and deliver the Nuclear Fuel unto the Utility, to have and to hold the Nuclear Fuel unto the Utility, and its successors and assigns, forever. The Nuclear Fuel shall be delivered to the Utility, as a necessary incident of this Bill of Sale, at any of the Generating Facilities of the Utility in the State of Louisiana, or at the facilities of a Manufacturer (designated by the Utility), in either case by the Fuel Company, its agents or a common carrier consigned to the Utility. The Fuel Company hereby represents and warrants that it has not permitted any lien, exception or restriction to attach to the Nuclear Fuel except as follows:
[Insert any liens, exceptions or restrictions permitted by Section 18(a) of the Fuel Lease at time of transfer]

___________________
*This document may be appropriately modified to include all assignees having a security interest in the relevant Nuclear Fuel and/or to substitute another Person for Utility, if Utility has designated such other Person in accordance with the Fuel Lease.

IN WITNESS WHEREOF, the Fuel Company has caused this Bill of Sale to be executed, and to be dated as of _________, 19 ___.
RIVER BEND FUEL SERVICES, INC.

By:  ______________________________
Its:  _______________________________

United States Trust Company of New York, as indenture trustee under the Indenture of Trust, dated as of February 7, 1989, and executed by the Fuel Company in favor of United States Trust Company of New York as indenture trustee, and as Pledgee under that certain Collateral Chattel Mortgage, Collateral Chattel Mortgage Note, and Pledge and Pawn of Collateral Chattel Mortgage Note, dated as of February 7, 1989, and delivered by the Fuel Company and the Utility (the “Louisiana Collateral Documents”), does hereby release the property described in Annex II to Fuel Schedule No. ___ from the lien, pledge and security interest of said Indenture and Louisiana Collateral Documents described above. No warranty, either express or implied, as to title, merchantability, fitness, safety or any other matter whatsoever, is made by, or shall be deemed to be made by, and no recourse may be had for any reason against, the undersigned or any of such secured parties.
UNITED STATES TRUST COMPANY OF
NEW YORK, as Indenture Trustee

By:  ______________________________
Its:  _______________________________

SCHEDULE F-1
TO
FUEL LEASE
ASSIGNMENT AGREEMENT
[DESCRIPTION OF NUCLEAR FUEL CONTRACT]
ASSIGNMENT AGREEMENT dated as of _____________, 19__, between RIVER BEND FUEL SERVICES, INC., a Delaware corporation (the “Fuel Company”), and GULF STATES UTILITIES COMPANY, a Texas corporation (the “Utility”).
WHEREAS, the Utility and [name of Manufacturer], a corporation (the “Manufacturer”), are parties to the following described contract (hereinafter, together with all amendments and supplements thereto prior to or after the date hereof, referred to as the “Nuclear Fuel Contract”) which provides for _________ services to be provided thereunder:
That certain ______________________________ contract dated as of ______________, 19__, between Gulf States Utilities Company and ____________________;
WHEREAS, the Fuel Company and the Utility have entered into a Fuel Lease, dated as of February 7, 1989 (hereinafter, together with all amendments and supplements thereto prior to or after the date hereof, referred to as the “Fuel Lease”);
NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the Fuel Company and the Utility agree as follows:
1. The Utility hereby assigns, transfers and sets over to the Fuel Company (a) all rights of the Utility under the Nuclear Fuel Contract to receive [legal title to product and/or services to be provided under or in connection with the Nuclear Fuel Contract and, in the case of services, (b) all products received or receivable by the Utility under the Nuclear Fuel Contract and (c)] (and (b)] all products and proceeds of any or all of the foregoing.** To be used if Assignment Agreement relates to a Partially Assigned Agreement. The Utility hereby assigns, transfers and sets over to the Fuel Company (a) the following rights of the Utility under the Nuclear Fuel Contract to receive (legal title to product and/or services to be provided under or in connection with the Nuclear Fuel Contract and, in the case of services, (b) the product received or receivable by the Utility under the Nuclear Fuel Contract and (c)] [and (b)] the products and proceeds of any or all of the foregoing, but only to the extent described below:
(Identification of that portion of Fuel
Nuclear Contract being assigned)
2.    Neither this Assignment Agreement nor any action or inaction hereunder shall (a) release the Utility from any of its obligations and agreements under the Nuclear Fuel Contract, (b) constitute an assumption of any such obligations or agreements on the part of the Fuel Company or (c) impose any obligation or liability whatsoever on the Fuel Company. [The Utility shall retain control of all aspects of the administration of the Nuclear Fuel Contract]. By execution hereof the Fuel Company agrees that it shall not disclose to any person or entity any confidential or proprietary commercial or design information under or in connection with the Nuclear Fuel Contract unless required to do so by court order or applicable law.

3.    No delay or failure by the Fuel Company in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Fuel Company of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. This Assignment Agreement may not be changed, modified or discharged in whole or in part and no right or remedy of the Fuel Company hereunder may be waived orally, but only by a written agreement signed by the Fuel Company, and no course of dealing between the Utility and the Fuel Company shall be effective to change or modify or to discharge in whole or in part this Assignment Agreement or the interest granted hereby. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to the Fuel Company, whether at law, in equity or otherwise.
4.    Notices hereunder shall be governed by Section 28 of the Fuel Lease.
5.    Any provision of this Assignment Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.    At the request of the Utility and in order to obtain financing, the Fuel Company may grant a security interest in its rights under this Assignment Agreement to one or more institutions. Each such institution, together with any other person or entity acquiring an interest in the Fuel Company’s rights under this Assignment Agreement through any such institution, is herein called a “Transferee.” Neither the grant of any such security interest by the Fuel Company, nor any other action or inaction on the part of any Transferee shall (a) release the Fuel Company from its obligations and agreements, if any, under this Assignment Agreement, (b) constitute an assumption of any such obligations or agreements on the part of any such Transferee or (c) impose any obligation or liability whatsoever on such Transferee.
7.    The Fuel Company shall have no greater rights against the Manufacturer by virtue of this Assignment Agreement than the Utility would have had if this Assignment Agreement had not been made.
8.    This Assignment Agreement shall be binding upon the Utility, its successors and assigns, and shall inure to the benefit of the Fuel Company, its successors and assigns and any Transferee.
9.    This Assignment Agreement may be executed in two or more counterparts, each of which shall constitute but one instrument. This Assignment Agreement shall be effective when a fully executed counterpart hereof, together with a fully executed Consent hereto, is delivered to the Fuel Company at its address provided for in Section 4 hereof accompanied (unless this Assignment Agreement is accompanied by a Vendor’s Bill of Sale to all of the product to be provided under the Nuclear Fuel Contract assigned hereby, or, if a service is to be provided under such Nuclear Fuel Contract, the service has been performed prior to the date hereof and all product to be received thereunder has been received prior to the date hereof) by an opinion of counsel to the Utility relating to the perfection and priority of the security interest granted by the Fuel Company in its rights under the Nuclear Fuel Contract assigned hereby and this Assignment Agreement, such opinion to contain such assumptions, qualifications and exceptions and to otherwise be in form and substance satisfactory to counsel for the Fuel Company.

10.    This Assignment Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and performed in the State of New York.
RIVER BEND FUEL SERVICES, INC.

By:  ______________________________
Its:  _______________________________

GULF STATES UTILITIES COMPANY

By:  ______________________________
Its:  _______________________________

CONSENT
The undersigned Manufacturer hereby consents to the above ASSIGNMENT AGREEMENT and has caused this CONSENT to be executed and delivered by a duly authorized officer. ** *To be used if Assignment Agreement relates to a Partially Assigned Agreement.[The Manufacturer acknowledges that the above-referred to Nuclear Fuel Contract is not assigned in whole to the Fuel Company and agrees that neither the Fuel Company, its successor or assigns, nor any Transferee shall be subject to any defense related to the fact that the assignment to the Fuel Company was a partial assignment.]
EXECUTED and CONSENTED to this _______ day of __________, 19 ___.
[NAME OF MANUFACTURER]

By:  ______________________________
Its:  _______________________________

SCHEDULE F-2
TO
FUEL LEASE
ASSIGNMENT AGREEMENT
(DESCRIPTION OF NUCLEAR FUEL CONTRACT)
ASSIGNMENT AGREEMENT dated as of ____________________ 19 ___, between RIVER BEND FUEL SERVICES, INC, a Delaware corporation (the “Fuel Company”), and GULF STATES UTILITIES COMPANY, a Texas corporation (the “Utility”).
WHEREAS, the Utility and the United States of America (the “Manufacturer”), are parties to the following described contract (hereinafter, together with all amendments and supplements thereto prior to or after the date hereof, referred to as the “Nuclear Fuel Contract”) which provides for _____________ services to be provided thereunder:
That certain ____________ contract dated as of ___________________, 19 ___ between Gulf States Utilities Company and _________________________;
WHEREAS, the Fuel Company and the Utility have entered into a Fuel Lease, dated as of February 7, 1989 (hereinafter, together with all amendments and supplements thereto prior to or after the date hereof, referred to as the “Fuel Lease”);
NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the Fuel Company and the Utility agree as follows:
1.    The Utility hereby assigns, transfers and sets over to the Fuel Company (a) the following rights of the Utility under the Nuclear Fuel Contract to receive legal title to product and/or services to be provided under or in connection with the Nuclear Fuel Contract and, in the case of services, (b) the product received or receivable by the Utility under the Nuclear Fuel Contract and (c) the products and proceeds of any or all of the foregoing, but only to the extent described below:
The right to receive those services pursuant to the Nuclear Fuel Contract as may be dedicated to River Bend Unit 1 under and in accordance with the Joint Ownership Participation and Operation Agreement--River Bend Unit 1 Nuclear Plant dated as of July 18, 1979, as amended.
2.    The utility shall retain control of all aspects of the administration of the Nuclear Fuel Contract. By execution hereof, the Fuel Company agrees that it shall not disclose to any person or entity any confidential or proprietary commercial or design information under or in connection with the Nuclear Fuel Contract unless required to do so by court order or applicable law.
3.    In consideration of the Manufacturer’s consent to this Agreement of Partial Assignment, the Utility agrees to indemnify and hold the Manufacturer and persons acting on behalf of the Manufacturer harmless against any and all claims, demands and liabilities of whatsoever nature arising out of this Agreement of Partial Assignment and Consent or arising out of any security interest in the Nuclear Fuel Contract or the Nuclear Fuel. In further consideration of said consent, the Fuel Company agrees with respect to the Manufacturer and persons acting on behalf of the Manufacturer to be bound by all actions taken by the Utility with respect to the Utility’s performance of all terms, conditions and obligations under the Nuclear Fuel Contract including, but not limited to, all actions taken by the Utility with respect to feed materials to be delivered to the Manufacturer in accordance with the provisions of said Nuclear Fuel Contract; provided, however, that nothing in this Section 3 shall be deemed to modify the respective rights and obligations of the Utility and the Fuel Company under the Fuel Lease.
4.    It is expressly agreed that, anything contained herein to the contrary notwithstanding, (a) the Utility shall at all times remain liable to the Manufacturer to observe and perform all of its duties and obligations under the Nuclear Fuel Contract to the same extent as if this Agreement of Partial Assignment and Consent and the Fuel Lease had not been executed, including without limitation the obligation to make payments under the Nuclear Fuel Contract to the extent not made by the Fuel Company under the Fuel Lease, (b) the exercise by the Fuel Company of any of the rights assigned hereunder or under the Fuel Lease, as the case may be, shall not release the Utility from any of its duties or obligations to the Manufacturer under the Nuclear Fuel Contract and (c) the Fuel Company shall not have any obligation or liability under the Nuclear Fuel Contract by reason of or arising out of this Agreement of Partial Assignment and Consent, or be obligated to perform or fulfill any of the duties or obligations of the Utility under the Nuclear Fuel Contract, or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any Nuclear Fuel received by it thereunder, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts or the delivery of any Nuclear Fuel which may have been assigned to it or to which it may be entitled to at any time or times; provided, however, that the Fuel Company agrees, solely for the benefit of the Utility, and subject to the terms and conditions of the Fuel Lease, (i) to purchase the Nuclear Fuel from the Utility or Manufacturer pursuant to the Nuclear Fuel Contract and (ii) to pay to the Manufacturer and/or to the Utility or their order the respective amounts specified in the Fuel Lease with respect to such Nuclear Fuel.
5.    The Utility hereby warrants that the Nuclear Fuel Contract is in full force and effect, and it had all right, title and interest in and to the Nuclear Fuel Contract immediately prior to the assignment thereof as specified under the Joint Ownership Participation and Operation Agreement--River Bend Unit 1 Nuclear Plant, as amended, that it is duly authorized to assign the same, and that no other person has any pending or impending claim, liens, or encumbrances of any kind whatsoever against the Utility with respect to the Nuclear Fuel Contract to the extent that it relates to the Nuclear Fuel (other than the amounts, if any, owing under the Nuclear Fuel Contract and other claims, if any, of the Utility and the Manufacturer which may exist as between themselves), and the Utility further warrants that the Nuclear Fuel Contract, to the extent that it relates to the Nuclear Fuel, is not subject to, and is free from, any security interest or other lien or encumbrance except as above specified, and that the Utility will warrant and defend such title forever against all claims and demands whatsoever. For breach of this warranty the Utility hereby agrees to indemnify and hold the Manufacturer and persons acting on behalf of the Manufacturer, harmless against any and all claims, demands and liabilities of whatever nature against them arising from such breach.
6.    The Utility hereby represents and warrants that, except as set forth herein, it has not entered into or consented to or permitted any cancellation, termination, amendment, supplement or modification or of waiver with respect to the Nuclear Fuel Contract.
7.    The Utility hereby agrees that, except as permitted by Section 32(c) of the Fuel Lease, it will not enter into or consent to or permit any cancellation, termination, amendment, supplement or modification of or waiver with respect to the Nuclear Fuel Contract, nor will the Utility sell, assign, grant any security interest in or otherwise transfer its rights or other interest in the Nuclear Fuel or the Nuclear Fuel Contract or any part of any thereof. It is understood that the Manufacturer shall have no obligation to ascertain whether any modification of the Nuclear Fuel Contract complies with the Fuel Lease.

8.    Any such modification shall be binding between the Utility and the Fuel Company and the Manufacturer, provided that the Fuel Company shall retain its rights against the Utility as provided in the Fuel Lease if such modification does not comply with said Lease.
9.    No delay or failure by the Fuel Company in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Fuel Company of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. This Assignment Agreement may not be changed, modified or discharged in whole or in part and no right or remedy of the Fuel Company hereunder may be waived orally, but only by a written agreement signed by the Fuel Company, and no course of dealing between the Utility and the Fuel Company shall be effective to change or modify or to discharge in whole or in part this Assignment Agreement or the interest granted hereby. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to the Fuel Company, whether at law, in equity or otherwise.
10.    Notices hereunder shall be governed by Section 28 of the Fuel Lease.
11.    Any provision of this Assignment Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.    At the request of the Utility and in order to obtain financing, the Fuel Company may grant a security interest in its rights under this Assignment Agreement to one or more institutions. Each such institution acquiring an interest in the Fuel Company’s rights under this Assignment Agreement, together with any other institution acquiring an interest in the Fuel Company’s rights under this Assignment Agreement, is herein called a “Transferee”. Neither the grant of any such security interest by the Fuel Company, nor any other action or inaction on the part of any Transferee shall (a) release the Fuel Company from its obligations or agreements, (b) constitute an assumption of any such obligations or agreements on the part of any such Transferee or (c) impose any obligation or liability whatsoever on such Transferee.
13.    The Fuel Company shall have no greater rights against the Manufacturer by virtue of this Assignment Agreement than the Utility would have had if this Assignment Agreement had not been made; and neither this Assignment nor the Manufacturer’s Consent hereto will in any way add to the obligations of the Manufacturer under the Nuclear Fuel Contract.
14.    This Assignment Agreement shall be binding upon the Utility, its successors and assigns, and shall inure to the benefit of the Fuel Company, its successors and assigns and any Transferee.
15.    This Assignment Agreement may be executed in two or more counterparts, each of which shall constitute but one instrument. This Assignment Agreement shall be effective when a fully executed counterpart hereof, together with a fully executed Consent hereto, is delivered to the Fuel Company at its address provided for in Section 10 hereof accompanied (unless this Assignment Agreement is accompanied by a Vendor’s Bill of Sale to all of the product to be provided under the Nuclear Fuel Contract assigned hereby, or, if a service is to be provided under such Nuclear Fuel Contract, the service has been performed prior to the date hereof and all product to be received thereunder has been received prior to the date hereof) by an opinion of counsel to the Utility relating to the perfection and priority of the security interest granted by the Fuel Company in its rights under the Nuclear Fuel Contract assigned hereby and this Assignment Agreement, such opinion to contain such assumptions, qualifications and exceptions and to otherwise be in form and substance satisfactory to counsel for the Fuel Company.
RIVER BEND FUEL SERVICES, INC.

By:  ______________________________
Its:  _______________________________

GULF STATES UTILITIES COMPANY

By:  ______________________________
Its:  _______________________________

CONSENT
The undersigned Manufacturer hereby consents to the above ASSIGNMENT AGREEMENT and has caused this CONSENT to be executed and delivered by a duly authorized officer. The Manufacturer acknowledges that the Utility has agreed with the Fuel Company that neither the Fuel Company, its successors or assigns, nor any Transferee shall be subject to any defense related to the fact that the assignment to the Fuel Company was a partial assignment.
EXECUTED and CONSENTED to this _________ day of _______, 19____.
UNITED STATES OF AMERICA

By:  ______________________________
Its:  _______________________________

SCHEDULE G
TO
FUEL LEASE
CERTIFICATE
Gulf States Utilities Company
350 Pine Street
Beaumont, TX 77701

Dear Sirs:

Reference is made to the Fuel Lease, dated as of February 7, 1989, between River Bend Fuel Services, Inc., as Lessor and Gulf States Utilities Company as Lessee (the “Fuel Lease”). The terms defined in the Fuel Lease which are not defined in this certificate shall, when used in this certificate, have the respective meanings defined in the Fuel Lease.
1.    The Fuel Company [is] [will be] obligated to pay at least the amount of $______, which amount is [overdue] [due on [date.]]
2.    You are hereby requested to pay the amount of $__________, [immediately, which amount is overdue and] [on the due date thereof which date is [date] and] for which demand is hereby made.
3.    This certificate is being delivered pursuant to Section 3(b) of the Fuel Lease. To the best knowledge of the undersigned, the Fuel Company will have Available funds in the amount of $ _____________ on the date referred to in paragraph 2 hereof, which funds are insufficient to pay the amount referred to in paragraph 1 hereof because ___________________________________________________________________.]
Dated: _________________
(Certifying Party)

By:  ______________________________
Its:  _______________________________